UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Adtalem Global Education Inc.
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LETTER FROM ADTALEM GLOBAL EDUCATION PRESIDENT AND CHIEF EXECUTIVE OFFICER

OCTOBER 4, 2018

TO OUR SHAREHOLDERS:

Fiscal 2018 was a year of tremendous opportunities and challenges.

I am pleased to report that the Adtalem team addressed the opportunities and responded to the challenges in ways that we believe have made us a stronger and more competitive company heading into Fiscal 2019.

The past year saw us enter into agreements to transfer the ownership of DeVry University and its Keller Graduate School of Business and Carrington College. Once completed, these two divestitures will significantly transform our portfolio. Our remaining assets create a more focused, higher performing portfolio; competing in areas where we have the right to win with platforms upon which we have opportunities to grow.

The past year also presented us with an unprecedented set of challenges in the form of hurricanes Irma and Maria. These two “Category 5” storms posed an existential threat to our students, colleagues and facilities at American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (RUSM), and forced a full evacuation of our medical schools from St. Maarten and Dominica.

However, the Adtalem community responded to this crisis with extraordinary professionalism and empathy. We successfully relocated AUC and RUSM minimizing interruption in their respective operations and leveraged the crisis as a catalyst for identifying a new long-term home for RUSM in Barbados – a location that provides opportunities for enhanced competitiveness relative to other medical schools. This was no small feat. And it would be impossible to overstate how proud I am of the way the Adtalem team performed in support of our resilient students and colleagues in the Caribbean.

Even as the Adtalem team managed through these extraordinary developments over the course of the past year, it also managed to execute impressively and exceed our plans for the year. Our fiscal 2018 operating results reflect growth across our verticals, offset in part by cyclical headwinds affecting the Technology and Business vertical and costs associated with the transfer of DeVry University.

Of particular note was impressive organic growth at the Association of Certified Anti-Money Laundering Specialists (ACAMS), which we believe continues to validate our investment thesis and has positioned us as a leader in the professional education space for financial services. As we further refine our inorganic growth strategies, ACAMS serves as an instructive precedent – a scalable platform with attractive organic growth potential that permits us to be methodical and targeted in identifying new opportunities for additional scale, strengthened market positioning or complementary capabilities. Our commitment to the prudent and disciplined allocation of capital means that we will consider only those acquisitions that will be accretive to the portfolio in the long-term.

So, as we move into fiscal 2019, we have significant cash flow, brands that are associated with market leadership in each of our verticals, products and services that are clearly differentiated in their respective markets, and a team that understands both scale and profitability. Our team is more experienced, more diverse, and more growth-oriented, and that is reflected in our ability to deliver consistent operating results. You can trust that we will continue to streamline and strategically align our portfolio to deliver growth while driving improved operating efficiencies across our organization, and prudently balance our capital allocation by investing in platforms for growth while providing direct returns to our owners.

Just as important, you can expect that our work will continue to be guided by our mission of providing global access to knowledge that transforms lives and enables careers.

On behalf of our Board of Directors and the entire Adtalem Global Education team, I would like to thank you, our fellow owners, for your support. We are very fortunate to have partners in education and investment who understand our value proposition and have confidence in our ability to deliver transformative academic outcomes and superior financial returns.

Lisa W. Wardell
President & CEO

VOTING INSTRUCTIONS AND INFORMATION	76
Voting Instructions	76
Voting Information	76
Availability of Form 10-K	78
Other Business	78
APPENDIX A – SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT	A-1

500 West Monroe Street
Chicago, IL 60661

NOTICE
OF ANNUAL MEETING OF SHAREHOLDERS

Date:	November 6, 2018
Time:	9:00 a.m. Central Standard Time
Place:	Adtalem Global Education Inc. 500 West Monroe Street Chicago, Illinois 60661

Record date:	September 14, 2018

Items of business:	(1) Elect the directors named in the attached Proxy Statement to serve until the 2019 Annual Meeting of Shareholders

(2) Ratify appointment of PricewaterhouseCoopers LLP (“PwC”) as Adtalem’s independent registered public accounting firm for fiscal year 2019

(3) Say-on-Pay: Conduct an advisory vote to approve the compensation of named executive officers

(4) Consider such other business as may come properly before the Annual Meeting or any adjournment thereof

Date of mailing:	This notice and Proxy Statement, voting instructions, and Adtalem Global Education Inc.’s 2018 Annual Report to Shareholders are being mailed to shareholders beginning on or about October 4, 2018.

Stephen W. Beard
Senior Vice President, General Counsel

October 4, 2018

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope
BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Chicago, Illinois

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 6, 2018. Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2018 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com/.

Proxies and Voting Information	PROXY STATEMENT

GENERAL INFORMATION

ANNUAL MEETING INFORMATION

We are providing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Adtalem Global Education Inc. (“Adtalem,” the “Company,” the “organization,” “we,” “our” or “us”) for the 2018 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting (the “Annual Meeting”). We expect to begin mailing our proxy materials on or about October 4, 2018.

Time and Place: We are holding the Annual Meeting at 9:00 a.m. Central Standard Time on Tuesday, November 6, 2018, at Adtalem’s home office at 500 West Monroe Street, Chicago, Illinois 60661.

Attendance Requirements: You may attend the Annual Meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet.

Street-Name Holders: If you hold shares in a bank or brokerage account (known as shares held in “street name”), you must obtain a valid “legal proxy,” executed in your favor from the holder of record, if you wish to vote these shares at the Annual Meeting.

Matters for Shareholder Voting

At this year’s Annual Meeting, we are asking our shareholders to vote on the following matters:

	Proposal	Board Recommendation	Rationale for Board Recommendation
1.	Election of Directors Elect directors to serve until the 2019 Annual Meeting of Shareholders		• Diverse mix of backgrounds, current and former CEOs and a former finance executive at a leading global company
2.	Ratification of Auditor Ratification of appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2019		• Independent with few ancillary services for Adtalem • Extensive global expertise
3.	Say-on-Pay Advisory vote to approve the compensation of Adtalem’s named executive officers		• Strong linkage of pay to both academic and financial performance • Balanced compensation program aligning performance to interests of students and all stakeholders

How to View Proxy Materials Online

Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2018 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com/.

Delivery of Proxy Statement

Adtalem will bear the expense of soliciting proxies and will reimburse all shareholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by Adtalem employees by telephone, electronic means or personal contact.

1

PROXY STATEMENT	Proxies and Voting Information

HOW TO VOTE

Please vote promptly. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting in person. Your vote is important, and for all items other than ratification of our independent registered public accounting firm, your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote shares of Adtalem common stock (“Common Stock”) that you owned as of September 14, 2018, which is the record date for the Annual Meeting.

You may vote the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL	IN PERSON
In the United States or Canada, you can vote your shares by calling 1-800-690-6903	You can vote your shares online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	Attend our Annual Meeting and cast your vote in person at Adtalem’s home office at 500 West Monroe Street, Chicago, Illinois 60661

For telephone and internet voting, you will need the 12-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Standard Time on Monday, November 5, 2018.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

•	Submit a written revocation to our Secretary,
•	Submit a later-dated proxy or voting instruction form,
•	Provide subsequent telephone or Internet voting instructions, or
•	Vote in person at the Annual Meeting.

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted by the proxy committee appointed by the Board (and each of them, with full powers of substitution) in accordance with the Board’s recommendation.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend in person and vote by ballot. If you hold shares in street name and you want to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary for specific instructions on how to obtain a legal proxy.

Additional information regarding voting procedures and the Annual Meeting can be found under “Voting Instructions and Information” on page 76.

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Corporate Governance	PROXY STATEMENT

CORPORATE GOVERNANCE PRACTICES

KEY CORPORATE GOVERNANCE FACTS

Board Independence	•	8 out of 10 of our current directors are independent, including the chair of the Board (“Board Chair”)
	•	Each of our five committees are composed entirely of independent directors
	•	Our CEO is the only member of management who serves as a director
Board Diversity	•	3 out of our 8 independent directors, and 4 out of our 10 directors, are female
	•	3 out of our 8 independent directors, and 4 out of our 10 directors, are persons of color
	•	7 out of our 10 directors are active or former CEOs or the equivalent
	•	3 out of our 10 directors have experience in the higher education sector
Shareholder Rights and Engagement	•	Our Board is fully declassified and all directors are elected annually
•
Our Board has an established policy, set forth in our Governance Principles, to call a special meeting of shareholders under certain circumstances if requested by shareholders owning for a period of one year or longer more than 25% of our outstanding shares

	•	Each share of Common Stock is entitled to one vote
	•	We do not have a shareholder rights plan
	•	We conduct regular outreach and engagement with our shareholders and value their insight and feedback
•
Proxy Access: We have adopted proxy access, which allows any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s Common Stock for at least three years to nominate the greater of (i) two or (ii) 20% of Adtalem’s directors to be elected at an annual meeting of shareholders

•
Majority voting with plurality carve out: Our By-Laws provide that any uncontested question brought before any meeting of Adtalem’s shareholders (other than the election of directors) will be decided by the affirmative vote of a majority of the total number of votes of Adtalem’s capital stock represented. Contested matters brought before any meeting of Adtalem’s shareholders will be decided by a plurality of the votes of Adtalem’s capital stock represented

	•	Independent Lead Director: Our Governance Principles require a Lead Independent Director to be appointed in the event that the Board Chair is not an independent director
•
Director resignation requirement: Our Governance Principles require a director whose principal job responsibility changes substantially during his or her tenure to tender his or her resignation, subject to acceptance by the Board

•
Outside board service limits: Our Governance Principles limit directors to service on only three other boards of publicly traded companies and limit members of Adtalem’s Audit and Finance Committee to service on two other audit committees of publicly traded companies

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PROXY STATEMENT	Corporate Governance

Board Committees	•	We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance
	•	The Chair of each committee, in consultation with the committee members, determines the frequency and length of the committee meetings
	•	Our Board and each of its committees are authorized to retain independent advisors
Director Stock Ownership	•	60% of our non-employee directors’ annual compensation (excluding committee Chair fees) is in the form of restricted stock units (“RSUs”)
•
Our non-employee directors (other than those who are affiliated with our shareholders) are subject to a policy requiring their ownership of shares with a value equal to or in excess of three times their annual retainer

Continuous Improvement	•	New directors receive a tailored, two-day, live training program about Adtalem and its institutions from management
	•	Our directors are encouraged to participate in director-oriented training programs
	•	The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level
Communication	•	Our Board promotes open and frank discussion with senior management
	•	Our directors have access to all members of management

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Corporate Governance	PROXY STATEMENT

SUMMARY OF BOARD AND COMMITTEE STRUCTURE

Adtalem’s Board of Directors held 10 meetings during fiscal year 2018, consisting of 6 regular meetings and 4 special meetings. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following table identifies each standing committee, its current members and current chairs, its key responsibilities and the number of meetings held during fiscal year 2018. Current copies of the charters of each of these committees, a current copy of Adtalem’s Governance Principles, and a current copy of Adtalem’s Code of Conduct and Ethics can be found on Adtalem’s website, www.adtalem.com, and are also available in print to any shareholder upon request from the Secretary of Adtalem, 500 West Monroe Street, Chicago, IL 60661. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination.

	Key Responsibilities		Meetings in fiscal year 2018	Directors	Report
Adtalem Board of Directors	•	Strategic oversight	10	Chair: James D. White • 8 of 10 directors are independent	n/a
	•	Corporate governance
	•	Leadership
	•	Risk oversight
	•	CEO succession planning
Academic Quality Committee	•	Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Adtalem’s activities and operations	3	Chair: Ann Weaver Hart • Steven M. Altschuler, M.D. • James D. White • Rob Taylor • Donna J. Hrinak	n/a
	•	Reviews the academic programs, policies and practices of Adtalem’s institutions
	•	Evaluates the academic quality and assessment process and evaluates curriculum and programs
Audit and Finance Committee	•	Monitors Adtalem’s financial reporting processes, including its internal control systems and the scope, approach and results of audits	10	Chair: William W. Burke • Steven M. Altschuler, M.D. • Donna J. Hrinak • Michael W. Malafronte The Board has determined that Mr. Burke is qualified as an audit committee financial expert	Page 70
	•	Selects and evaluates Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders
	•	Reviews and recommends to the Board Adtalem’s financing policies and actions related to investment, capital structure and financing strategies
Compensation Committee	•	Oversees all compensation practices and reviews eligibility criteria and award guidelines for Adtalem’s compensation program	5	Chair: Michael W. Malafronte • William W. Burke • Lyle Logan	Page 51
	•	Assists the independent members of the Board in establishing the CEO’s annual goals, objectives and compensation
	•	Reviews and recommends to the Board compensation paid to non-employee directors
5

PROXY STATEMENT	Corporate Governance

	Key Responsibilities		Meetings in fiscal year 2018	Directors	Report
External Relations Committee	•	Provides awareness and oversight of Adtalem’s external relations strategy, policy and practice	4	Chair: Lyle Logan • Ann Weaver Hart • Georgette Kiser • Ron Taylor	n/a
	•	Monitors, analyzes and effectively manages legislative and regulatory policy trends, issues and risks
	•	Develops recommendations to the Board with regard to formulating and adopting policies, programs and communications strategy related to legislative, regulatory and reputational risk
	•	Oversees risks and exposures related to higher education public policy, as well as compliance with laws, regulations applicable to Adtalem
Nominating & Governance Committee	•	Reviews Board and committee structure and leads the Board self-evaluation process	5	Chair: James D. White • Ann Weaver Hart • Georgette Kiser • Michael W. Malafronte	n/a
	•	Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
	•	Recommends candidates for nomination as directors to the Board
	•	Oversees and conducts planning for CEO and director succession and potential related risks
	•	Recommends governance policies and procedures

INDEPENDENT BOARD CHAIR

Since 2004, the offices of Board Chair and CEO have been held by different individuals, with the Board Chair currently being Mr. White, an independent director. The Board believes that the existing leadership structure currently serves Adtalem and its shareholders well. The Board has no specific policy with respect to the separation of the positions of Board Chair and CEO. However, in order to ensure continued Board independence, the Board has adopted a policy that, in the event the Board Chair and CEO roles are combined, or the Board Chair is not otherwise independent, the Board shall appoint a Lead Independent Director. The Board believes that this issue should be part of the succession planning process and that it is in the best interests of Adtalem and its shareholders for the Board to make a determination regarding this issue when it annually elects the Board Chair. During fiscal year 2018, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Adtalem’s Board Chair presided over these sessions as the non-executive Board Chair.

6

Corporate Governance	PROXY STATEMENT

DIRECTOR ATTENDANCE

Attendance at Board Meetings

During fiscal year 2018, our Board met 10 times. Each of Adtalem’s directors attended at least 75% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in fiscal year 2018.

Attendance at Annual Meetings

All of our directors who were directors at the time were present at the 2017 Annual Meeting of Shareholders, held in November 2017. Our Board encourages all of its members to attend the Annual Meetings but understands there may be situations that prevent such attendance.

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PROXY STATEMENT	Corporate Governance

SUMMARY INFORMATION ABOUT OUR DIRECTORS

Name and Principal Occupation	Age	Director Since	Independent	Committee Memberships					Other Public Company Boards
				AUD	ACA	COM	ER	NG
Steven M. Altschuler, M.D.(1) Managing Director, Healthcare Ventures, at Ziff Capital Partners	64	2018	x	x	x				2
William W. Burke President and Founder, Austin Highlands Advisors, LLC	59	2017	x	c		x			2
Ann Weaver Hart President Emerita, University of Arizona	69	2016	x		c		x	x
Donna J. Hrinak(2) Corporate Vice President, The Boeing Company President, Boeing Latin America	67	2018	x	x	x
Georgette Kiser(1) Managing Director and Chief Information Officer, The Carlyle Group	50	2018	x				x	x
Lyle Logan Executive Vice President and Managing Director, Northern Trust Corporation	59	2007	x			x	c		1
Michael W. Malafronte Managing Partner, International Value Advisers, LLC, and President, IVA Funds	44	2016	x	x		c		x	1
Ronald L. Taylor Senior Advisor, Former CEO, Adtalem Global Education	74	1987			x		x
Lisa W. Wardell President and CEO, Adtalem Global Education	49	2008							1
James D. White (Chair) Retired Board Chair, CEO and President Jamba, Inc.	57	2015	x		x			c	1
AUD	Audit and Finance Committee	COM	Compensation Committee
ACA	Academic Quality Committee	ER	External Relations Committee
NG	Nominating & Governance Committee	c	Committee Chair
X	Committee Member
(1)	Appointed to the Board, effective May 9, 2018. Dr. Altschuler was appointed to the Academic Quality Committee and the Audit and Finance Committee. Ms. Kiser was appointed to the External Relations Committee and the Nominating & Governance Committee.
(2)	Appointed to the Board, effective October 3, 2018. Ms. Hrinak was appointed to the Academic Quality Committee and the Audit and Finance Committee.
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Proposal No. 1 — Election of Directors	PROXY STATEMENT

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The current size of the Board is ten directors, however, the Board determined to decrease the size of the Board to nine directors in connection with the election of directors at the 2018 Annual Meeting. The Board has nominated nine of Adtalem’s ten sitting directors and recommends their re-election, each for a term to expire in 2019. All of the nominees have consented to serve as directors if elected at the Annual Meeting.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of Steven M. Altschuler, M.D., William W. Burke, Ann Weaver Hart, Donna J. Hrinak, Georgette Kiser, Lyle Logan, Michael W. Malafronte, Lisa W. Wardell and James D. White as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than nine persons. In the event that a nominee becomes unable to serve as a director, the proxy committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current principal occupation, business experience and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the caption “Additional Information — Director Nominating Process and Factors Considered,” the Nominating & Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes important to effective governance.

APPROVAL BY SHAREHOLDERS

The election of each of the nine nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Adtalem maintains a majority voting standard for uncontested elections, so for a nominee to be elected as a member of the Board, the nominee must receive more FOR votes than the aggregate WITHHOLD votes, abstentions and broker non-votes. Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote where the election is uncontested, such director must promptly tender his or her resignation to Adtalem’s CEO or the Secretary, subject to acceptance by the Board.

Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees listed below.

Election of Directors
The Board of Directors recommends a vote FOR each of the nominees listed below.

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PROXY STATEMENT	Proposal No. 1 — Election of Directors

Nominees

Steven M. Altschuler, M.D.
Dr. Altschuler has been a director of Adtalem since May 2018. Dr. Altschuler currently serves as Managing Director-Healthcare Ventures at Ziff Capital Partners. Dr. Altschuler is the former Executive Vice President for Health Affairs at the University of Miami and Chief Executive Officer of UHealth – the University of Miami Health System. At the University of Miami he led the transformation of the UHealth clinical delivery system into a CMS, Perspective Payment System (“PPS”) exempt unified academic medical center under a single state license. He also led the transformation of the academic enterprise to create new patient oriented Translational Institutes and a new research model based around Core Science Institutes.

Previously, Dr. Altschuler served as CEO for The Children’s Hospital of Philadelphia (“CHOP”) from 2000 to 2015. He led CHOP’s transformation from a traditional academic medical center and specialty hospital to a world leader in pediatric health care, research, education and advocacy for children. Under his leadership, CHOP experienced the largest growth since its founding in 1855, building a care network that provides primary, specialty and urgent care at more than 50 locations in the greater Philadelphia area. He retired from CHOP in 2015 and currently serves as Board Chair of Spark Therapeutics, a leading gene therapy company created to develop and commercialize the preclinical and clinical programs advanced at CHOP and other institutions. He is currently a director on the Board of Weight Watchers International, Inc., where he sits on the audit committee and the compensation and benefits committee. He is also on the Board of Spark Therapeutics, Inc. and is on the audit and compliance committee and the compensation committee.

Dr. Altschuler completed a pediatric internship and residency at Children’s Hospital Medical Center in Boston and completed a fellowship in gastroenterology and nutrition at CHOP. He also served as a faculty member and Chair of the Department of Pediatrics at the Perelman School of Medicine at the University of Pennsylvania prior to becoming CEO of CHOP.

Dr. Altschuler received his MD and BA in Mathematics from Case Western Reserve University.

Relevant Experience

•
Mr. Altschuler’s comprehensive, first-hand knowledge of technology, business and medical education matters at the senior strategic level adds valuable experience to the Board.

Managing Director, Healthcare Ventures Ziff Capital Partners
Age: 64 Director since 2018
Committees: Academic Quality Audit and Finance
10

Proposal No. 1 — Election of Directors	PROXY STATEMENT

William W. Burke
Mr. Burke has been a director of Adtalem since January 2017. Since November 2015, Mr. Burke has served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company. Mr. Burke has served on the Board of numerous public and private company boards and currently serves on the Board of Invuity, Inc., Tactile Systems Technology, Inc., and Myocardial Solutions, Inc. He previously served on the Board of LDR Holding Corporation (acquired by Zimmer Biomet in July 2016) and Medical Action Industries (acquired by Owens & Minor in October 2014). Mr. Burke received his BBA in Finance from The University of Texas at Austin and an MBA from The Wharton School of the University of Pennsylvania.

Relevant Experience

•
Mr. Burke’s experience as a senior executive and board member of multiple public companies, and his extensive understanding of financing, acquisition and operating strategy, enhances the Board’s capabilities from both a strategic and governance perspective.

President Austin Highlands Advisors, LLC
Age: 59 Director since 2017
Committees: Audit and Finance (Chair) Compensation

ANN WEAVER HART
Dr. Hart has been a director of Adtalem since February 2016. Dr. Hart served as President of the University of Arizona from July 2012 until her retirement from higher education administration in June 2017. Dr. Hart continues to teach as professor of educational policy studies & practice in the College of Education, a post she also held during her presidency at the University of Arizona. During her tenure as President at the University of Arizona, Dr. Hart successfully led efforts to create and implement a fully integrated strategic academic and business plan to sustain the University of Arizona’s world-class education, research, and impact. Prior to her service at the University of Arizona, Dr. Hart was President of Temple University from July 2006 to July 2012, President of the University of New Hampshire from 2002 to 2006 and provost and vice president for academic affairs at Claremont Graduate University in Claremont, California from 1998 to 2002. Prior to her university-wide service, Dr. Hart served as professor of educational leadership, dean of the Graduate School and special assistant to the president at the University of Utah. In addition to her role at the University of Arizona, Dr. Hart is a member of the Association of American Universities, the Association of Public and Land-Grant Universities, the Association of College and University Educators (ACUE) Board of Advisors, and she is an advisor for the Lincoln Project: Excellence and Access in Public Higher Education at the American Academy of Arts and Sciences. Dr. Hart has received numerous professional and community service awards for her work, including the Michael P. Malone International Leadership Award from the Association of Public and Land-Grant Universities; the Girl Scouts of the USA Take the Lead Award; the Jack Culbertson Award in Educational Administration from the University Council for Educational Administration; and the PoWer Award from the Professional Women’s Roundtable. Dr. Hart holds a BS and MS in History and a Ph.D in Educational Administration, all from the University of Utah.

Relevant Experience

•
Dr. Hart’s experience as a successful president of and dean at several leading universities, deep experience as a teacher and scholar recognized internationally for research on leadership succession, organizational behavior, and work redesign in educational organizations, bring a strong and knowledgeable academic, operational, and strategic perspective to the Board deliberations.

President Emerita University of Arizona
Age: 69 Director since 2016
Committee: Academic Quality (Chair) External Relations Nominating & Governance
11

PROXY STATEMENT	Proposal No. 1 — Election of Directors

Donna j. hrinak
Ms. Hrinak has been a director of Adtalem since October 2018. Ms. Hrinak currently serves as Corporate Vice President of The Boeing Company and President of Boeing Latin America. As President of Boeing Latin America, Ms. Hrinak opened Boeing’s first three offices in the region and oversees all aspects of operations, from commercial and defense product sales to research and technology. Her achievements include directing the campaign which led to Boeing’s first sale to the Brazilian Air Force in over 80 years. Ms. Hrinak came to The Boeing Company from the food and beverage industry. She worked as Vice President for Public Policy at PepsiCo, where she designed and led a strategy to confront an increasingly complicated global regulatory environment, while preserving the company’s competitive advantage in health and wellness. At Kraft Foods, she managed the Latin American and European Corporate Affairs teams, overseeing government relations and public affairs, corporate social responsibility, and communications and issues management, including all internal and external initiatives for a major business reorganization, One Europe for Growth.

Ms. Hrinak has also advised senior executives on operating in complex global markets. As Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis, she designed and implemented international business strategies in sectors such as energy, media, insurance and telecommunications, developing opportunities and evaluating political and economic risks. At the strategic advisory firm of Kissinger McLarty Associates, she guided clients in international transactions, including mergers and acquisitions, joint ventures and divestitures. She has also championed links between trade and competition issues and shaped government decisions for clients in the United States and around the world.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, whose assignments in Latin America and Eastern Europe included serving as U.S. Ambassador in Brazil, Venezuela, Bolivia and the Dominican Republic as well as Deputy Assistant Secretary in the State Department. As Embassy CEO, she led multinational and multi-agency teams in promoting U.S. interests in the host country, including protecting U.S. citizens and advocating for business.

She is a graduate of Michigan State University and also attended The George Washington University and the University of Notre Dame School of Law.

Relevant Experience

•
Ms. Hrinak’s extensive experience at the senior level in both the public and private sector overseeing complex multi-cultural organizations brings insight to the Board directly Ms. Hrinak’s extensive experience at the senior level in both the public and private sector

Corporate Vice President, The Boeing Company President, Boeing Latin America
Age: 67 Director since 2018
Committees: Academic Quality Audit and Finance
12

Proposal No. 1 — Election of Directors	PROXY STATEMENT

GEORGETTE KISER
Ms. Kiser has been a director of Adtalem since May 2018. She is currently the Managing Director and Chief Information Officer of The Carlyle Group. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a Senior Systems Analyst at United States Fidelity and Growth (USF&G) Insurance Information Systems from 1995 to 1996. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993. She received a bachelor’s degree in mathematics with a concentration in computer science from the University of Maryland, a M.S. in mathematics from Villanova University, and an MBA from the University of Baltimore.

Relevant Experience

•
Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Adtalem which will enhance both the Board’s oversight of the technology and business vertical as well as Adtalem’s

Managing Director and Chief Information Officer The Carlyle Group
Age: 50 Director since 2018
Committees: External Relations Nominating & Governance

Lyle Logan
Mr. Logan has been a director of Adtalem since November 2007. Mr. Logan has been Executive Vice President and Managing Director, Global Financial Institutions Group of The Northern Trust Company since 2009. He previously served as Senior Vice President and Head of Chicago Private Banking within the Personal Financial Services business unit of Northern Trust from 2000 to 2005. Prior to 2000, he was Senior Vice President in the Private Bank and Domestic Portfolio Management Group at Bank of America. Mr. Logan received his undergraduate degree in accounting and economics from Florida A&M University and his master’s degree in finance from the University of Chicago Graduate School of Business. Mr. Logan currently serves as a director of Heidrick & Struggles International Inc.

Relevant Experience

•
Mr. Logan’s experience in senior leadership positions with leading banking and investment management organizations adds perspective and an understanding of global investment markets to the Board’s consideration of finance and investment management matters.

Executive Vice President and Managing Director, Northern Trust Corporation
Age: 59 Director since 2007
Committee: External Relations (Chair) Compensation
13

PROXY STATEMENT	Proposal No. 1 — Election of Directors

MICHAEL W. MALAFRONTE
Mr. Malafronte has been a director of Adtalem since June 2016. Mr. Malafronte is a founding partner of International Value Advisers, LLC (“IVA”) and serves as managing partner. He is responsible for overseeing all aspects of IVA, including company strategy and managing resources. Most recently, Mr. Malafronte was a senior vice president at Arnhold and S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds, owned by Arnhold & S. Bleichroeder Advisers, LLC. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro (Petrobras), SK Corp., News Corp., Dow Jones and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a portfolio manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research and stock selection. In addition to that, he was also responsible for hiring and training both operations staff and research analysts.

Mr. Malafronte has also served on the Board of two publicly traded companies: Bresler & Reiner Inc. and Century Realty Trust. At Bresler & Reiner, Mr. Malafronte was a member of the Audit Committee and Chair of the Compensation Committee. At Century Realty, Mr. Malafronte was a member of the Audit Committee. Mr. Malafronte currently serves as a director of IVA Fiduciary Trust. Mr. Malafronte earned a B.S. in finance and investments from Babson College.

Relevant Experience

•
Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board a firm understanding of Adtalem’s shareholders and deeply informs Adtalem’s financial planning.

Managing Partner, International Value Advisers
Age: 44 Director since 2016
Committees: Compensation (Chair) Audit and Finance Nominating & Governance
14

Proposal No. 1 — Election of Directors	PROXY STATEMENT

LISA W. WARDELL
Ms. Wardell has been a director of Adtalem since November 2008 and was appointed as the President and CEO of Adtalem on May 24, 2016. Ms. Wardell was previously the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, media and entertainment, and gaming industries since 2004. In her role at RLJ, Ms. Wardell closed $40 million in automotive dealership acquisitions and served as the Executive Vice President of RML Automotive, the 19th largest automotive dealership group in the U.S., and served on the Board of Naylor, Inc., an RLJ Equity Partners’ portfolio company. In addition, Ms. Wardell served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. In 2010, Ms. Wardell served as the Chief Financial Officer of a special purpose acquisition company that formed RLJ Entertainment, Inc., where she subsequently served as a director. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company. From 1994 to 1996, Ms. Wardell was an attorney with the Federal Communications Commission where she worked in the commercial wireless division. Ms. Wardell received her undergraduate degree in political science and African studies from Vassar College, her J.D. degree from Stanford University, and her master’s degree in finance and entrepreneurial management from the Wharton School of Business at the University of Pennsylvania. In addition to her work at Adtalem, Ms. Wardell serves on the Board for Lowe’s Home Improvement, a Fortune 50 company, THINK450, the innovation engine of the National Basketball Players Association, supporting NBA players and their development away from the game, and McLarty Capital Partners, a $225 million small business fund and is a member of the executive network of RLJ Equity Partners, a middle market private equity fund. She is also a member of The Business Council, the Executive Leadership Council, CEO Action for Diversity and Inclusion and the Fortune CEO Initiative. Among numerous recognitions, she was recently selected by Black Enterprise magazine as one of the “300 Most Powerful Executives in Corporate America” (2017) and has been featured on Savoy Magazine’sTM Power 300: Most Influential Black Corporate Directors list (2017 and 2016). Ms. Wardell is often featured for her strategic insights by media outlets, including Bloomberg, Fortune, Politico, Investor’s Business Daily, Inside Higher Ed and the Chronicle of Higher Education, among others.

Relevant Experience

•
Ms. Wardell’s role as CEO of Adtalem, which gives her deep and current knowledge of Adtalem’s academic and business operations and strategy, makes her an essential member of the Board. Additionally, her experience as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions, together with her previous experience with a federal regulatory agency, give her important perspectives on the issues that come before the Board. These include business, strategic, financial and regulatory matters.

President and CEO Adtalem Global Education
Age: 49 Director since 2008
15

PROXY STATEMENT	Proposal No. 1 — Election of Directors

JAMES D. WHITE
Mr. White has been a director of Adtalem since June 2015. In 2016, he retired from his role as Board Chair, President and CEO of Jamba, Inc., where he successfully led the company turnaround and the transformation of Jamba Juice from a made-to-order smoothie shop to a healthy active lifestyle brand with over 850 retail locations globally. Mr. White served as Board Chair of Jamba, Inc. from December 2008 until January 2016. Prior to Jamba, Inc. Mr. White served as Senior Vice President of Consumer Brands at Safeway, Inc. from 2005 to 2008. Prior to Safeway, Mr. White served as Senior Vice President of Business Development, North America at the Gillette Company from 2002 to 2005. He also served in executive positions at Nestle Purina from 1987 to 2005, including Vice President, Customer Interface Group from 1999 to 2002. Mr. White began his career at the Coca-Cola Company. He was a Director of Daymon Worldwide, Inc. from February 2010 until March 2017 and was appointed as Board Chair in 2016. He served on the Board of Panera Bread from January 2016 until July 2017 and is currently serving on the Board of Jamba LLC since December 2017. Mr. White also served on the Board of CallidusCloud from 2016 to 2018, and on the Board of Hillshire Brands Company and Keane Inc. Mr. White received his MBA from Fontbonne University and holds a Bachelor’s of Science Degree from the University of Missouri, Columbia and is currently a 2018 Fellow in Stanford’s Distinguished Careers Institute.

Relevant Experience

•
Mr. White brings to the Board a background in marketing and strategic planning, gained in senior business leadership roles with Jamba, Inc., Safeway, Inc. and The Gillette Company, Inc. His global leadership experience also adds important perspectives to matters that come before the Board.

Retired Chairman, CEO and President, Jamba, Inc.
Age: 57 Director since 2015
Committees: Academic Quality Nominating & Governance (Chair)

16

Proposal No. 1 — Election of Directors	PROXY STATEMENT

DIRECTOR INDEPENDENCE

The Board annually reviews the continuing independence of Adtalem’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Adtalem, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Adtalem (either directly or as a partner, shareholder or officer of an organization that has a relationship with Adtalem) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Taylor and Ms. Wardell, all of Adtalem’s current directors, and all of Adtalem’s former directors who served as a director during fiscal year 2018, are “independent” of Adtalem and its management within the meaning of the applicable NYSE rules. Mr. Taylor was considered an inside director because of his status as a Senior Advisor to Adtalem. Ms. Wardell is considered an inside director because of her employment as President and CEO of Adtalem.

The Board considered the relationship between Adtalem and Northern Trust Corporation, at a subsidiary of which Adtalem maintains depository accounts and through which a significant portion of Adtalem’s disbursement activity is conducted, because Mr. Logan is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of Northern Trust Corporation. In fiscal year 2018, Adtalem incurred approximately $350,000 in fees to Northern Trust Corporation, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $29.1 million. The Board concluded, after considering (i) that the relationship with Northern Trust Corporation predates Mr. Logan joining the Board, (ii) that Mr. Logan has had no involvement in the Adtalem banking transactions, and (iii) the lack of materiality of the transactions to Adtalem and to Northern Trust Corporation, and (iv) the fact that the terms of the transactions are not preferential either to Adtalem or to Northern Trust Corporation, that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a director of Adtalem.

DIRECTOR CONTINUING EDUCATION

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. During fiscal year 2018, the following directors attended the following classes and seminars: (i) Mr. White attended the Stanford Directors College, (ii) Mr. Malafronte attended the National Association of Corporate Directors (“NACD”) seminar on Tax Reform, Pay Ratio and ISS: Compensation Committee’s 2018 Checklist, (iii) Ms. Weaver Hart attended the NACD Master Class and the NACD Future Trends seminar and qualified as a NACD Board Leadership Fellow, and (iv) Mr. Burke attended various NACD seminars, maintained his status as a NACD Leadership fellow in fiscal 2018 and obtained a Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

DIRECTOR APPOINTMENT ARRANGEMENTS

On June 30, 2016, Adtalem entered into a Support Agreement (the “Support Agreement”) with each of the members of International Value Advisers, LLC (collectively, “IVA”) and Michael W. Malafronte, in his individual capacity and as a member of IVA, pursuant to which Adtalem increased the size of the Board by one director and appointed Mr. Malafronte to the newly-created vacancy. The Support Agreement also includes, among other provisions, certain standstill and voting commitments by IVA. The standstill period shall extend until such time as Mr. Malafronte, or any replacement of Mr. Malafronte designated by IVA pursuant to the Support Agreement, is no longer a member of the Board. Pursuant to the Support Agreement, Mr. Malafronte must resign from the Board if (i) he agrees to be included as a director nominee for election at any meeting of Adtalem shareholders other than as a director nominated by the Board for election at such meeting, (ii) IVA and its affiliated entities cease collectively to beneficially own or have other ownership interest in an aggregate net long position of at least 10% of the outstanding shares of Adtalem’s Common Stock (the “10% Ownership Requirement”) or (iii) either of IVA or Mr. Malafronte materially breaches any obligation under the Support Agreement and fails to cure such breach. On October 3, 2017, Adtalem entered into a letter agreement with IVA and Mr. Malafronte

17

PROXY STATEMENT	Proposal No. 1 — Election of Directors

relating to the Support Agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, Adtalem agreed that Mr. Malafronte may remain a member of the Board for the duration of his term ending at the 2017 Annual Meeting, notwithstanding the fact that IVA no longer meets the 10% Ownership Requirement. Due to Mr. Malafronte’s professional experience and the contributions he had made to the Board, the Board nominated him for re-election for the term ending at the 2018 Annual Meeting and has nominated for re-election for the term ending at the 2019 Annual Meeting and, in so doing, in each case, extended the Letter Agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

It is Adtalem’s policy that the Audit and Finance Committee review, approve or ratify all related party transactions in which it participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers, including annual questionnaires completed by all our directors, director nominees and executive officers. The Audit and Finance Committee will review the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Adtalem policies and procedures, including the Code of Conduct and Ethics, which applies to Adtalem’s directors, officers and all other employees, and annual questionnaires completed by all Adtalem directors, director nominees and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable Securities and Exchange Commission (“SEC”) rules.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

Adtalem’s full Board is responsible for assessing major risks facing Adtalem and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of Adtalem to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings.

Board/Committee	Primary Areas of Risk Oversight
Full Board	•	Reputation
	•	Legal and regulatory compliance and ethical business practices
	•	Strategic planning
	•	Major organizational actions
	•	Education public policy
Academic Quality Committee	•	Academic quality
	•	Accreditation
	•	Curriculum development and delivery
	•	Student persistence
	•	Student outcomes
Audit and Finance Committee	•	Accounting and disclosure practices
	•	Information technology
	•	Cybersecurity
	•	Financial controls
	•	Risk management policies and procedures
	•	Legal and regulatory compliance, including compliance and ethics program
	•	Capital structure
	•	Investments
	•	Foreign exchange
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Proposal No. 1 — Election of Directors	PROXY STATEMENT

Board/Committee	Primary Areas of Risk Oversight
Compensation Committee	•	Compensation program
	•	Talent development
	•	Management succession planning
External Relations Committee	•	Higher education public policy
	•	Compliance with laws and regulations applicable to Adtalem
Nominating & Governance Committee	•	Corporate and institutional governance structures and processes
	•	Board composition and function
	•	Board Chair and CEO succession

19

PROXY STATEMENT	Proposal No. 1 — Election of Directors

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board or any member or committee of the Board are encouraged to send any communication to: Secretary, Adtalem Global Education, 500 West Monroe Street, Chicago, IL 60661 and should prominently indicate on the outside of the envelope that it is intended for the Board, the independent directors as a group, or a committee or an individual member of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. Adtalem’s Secretary will compile and promptly forward all such communications to the Board.

Communicating Accounting Complaints

Shareholders, Adtalem employees and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of Adtalem’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel of Adtalem at the following address:

General Counsel
Adtalem Global Education
500 West Monroe Street
Chicago, IL 60661

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Adtalem employees may also report Accounting Complaints using any of the reporting procedures specified in Adtalem’s Code of Conduct and Ethics. All reports by employees shall be treated confidentially and may be made anonymously. Adtalem will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

2018 DIRECTOR COMPENSATION

In fiscal year 2018, non-employee directors, received an annual retainer of $75,000, which was increased to $85,000 starting in the fourth quarter of fiscal year 2018, paid quarterly. The Board Chair received an additional annual retainer of $120,000, the Chair of the Audit and Finance Committee received an additional annual retainer of $22,500, the Chair of the Compensation Committee was entitled to receive an additional retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $10,000 for their roles as committee chairs. Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership. Mr. Malafronte, who was originally appointed to the Board in 2016 pursuant to a Support Agreement, has declined all compensation for his service.

Under the Adtalem Nonqualified Deferred Compensation Plan, a director could elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. With the exception of Ms. Boden Holland, no directors deferred any portion of their compensation in fiscal year 2018.

As long-term incentive compensation for directors, each non-employee director received RSUs with an approximate value of $125,000 directly following the 2017 Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period. All RSUs granted in November 2017 vests upon the one-year anniversary of the grant date.

In May 2018, the Compensation Committee’s independent consultant, FW Cook, conducted a comprehensive review of our non-employee director compensation program, including competitive comparisons against the same peer group of

20

Proposal No. 1 — Election of Directors	PROXY STATEMENT

companies used in executive compensation comparisons (see page 26). FW Cook found that our non-employee director compensation program provided compensation approximating the median of our peers, with a program design and structure consistent with recognized “best practice.” To maintain competitiveness with anticipated market increases in director compensation, FW Cook recommended, and the Compensation Committee approved, an increase to the annual cash retainer from $75,000 to $85,000, effective in the fourth quarter of fiscal year 2018. No changes were made to the annual equity retainer, additional retainers for committee chairs or our Board Chair.

This table discloses all director compensation provided in fiscal year 2018 to the directors of Adtalem for their service as directors (other than Ms. Wardell who received no compensation for her service as a director; however, her compensation as President and CEO is set forth in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Steven M. Altschuler, M.D.(3)	21,250	—	21,250
Christopher B. Begley(4)	48,750	—	48,750
William W. Burke(5)	120,000	125,070	245,070
Ann Weaver Hart	85,000	125,070	210,070
Kathy Boden Holland(6),(7)	63,352	125,070	188,422
Georgette Kiser(3)	21,250	—	21,250
Lyle Logan(10)	100,500	125,070	225,570
Michael W. Malafronte	—	—	—
Fernando Ruiz(4),(8)	28,125	—	28,125
Ronald L. Taylor(9)	122,250	125,070	247,320
James D. White	177,500	125,070	302,570
(1)	Includes all retainer fees paid or deferred pursuant to the Adtalem Nonqualified Deferred Compensation Plan.
(2)	The amounts reported in the Stock Awards column represent the grant date fair value of 3,300 RSUs granted on November 8, 2017 to each of the directors named above, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Also see “Note 5: Stock-Based Compensation” to Adtalem’s consolidated financial statements set forth in the Form 10-K for fiscal year 2018, filed with the SEC on August 24, 2018, for the assumptions made in determining the valuations of these awards. The number of RSUs granted to each of the directors named above was determined by dividing $125,000 by $37.90, which represents the fair market value of a share of Common Stock on the November 8, 2017 award date, and rounding to the nearest 10 shares.
(3)	Dr. Altschuler and Ms. Kiser were appointed to the Board effective May 9, 2018.
(4)	Each of Mr. Begley and Mr. Ruiz chose not to stand for re-election at the 2017 Annual Meeting of Shareholders.
(5)	This amount includes $20,000 in cash Mr. Burke received as compensation for his services as a member of the board of trustees of an Adtalem institution.
(6)	The Board appointed Ms. Boden Holland, effective May 9, 2018, as Group President of Adtalem’s Medical and Healthcare segment, and in connection with her appointment as an Adtalem officer, Ms. Boden Holland resigned from the Board, effective May 8, 2018.
(7)	Ms. Boden Holland elected to defer 100% of her director fees for fiscal year 2018 into the Adtalem Nonqualified Deferred Compensation Plan.
(8)	This amount includes $5,000 in cash Mr. Ruiz received as compensation for his services as a member of the board of trustees of an Adtalem institution.
(9)	This amount includes $42,250 in cash Mr. Taylor received as compensation for his services as a member of the board of trustees of an Adtalem institution.
(10)	This amount includes $18,000 in cash Mr. Logan received as compensation for his services as a member of the board of trustees of an Adtalem Global Education institution.
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PROXY STATEMENT	Proposal No. 1 — Election of Directors

This table discloses the aggregate number of option and RSUs outstanding at June 30, 2018 for each non-employee director. These figures include stock option awards made prior to August 2009 when the Board discontinued its practice of granting stock options to directors in favor of RSU awards upon their election or re-election to the Board.

Name	Options Outstanding (#)	RSUs Outstanding (#)
Steven M. Altschuler, M.D.	—	—
Christopher B. Begley(1)	—	—
William Burke	—	3,300
Ann Weaver Hart	—	3,300
Kathy Boden Holland(2)	—	3,300
Georgette Kiser	—	—
Lyle Logan	—	3,300
Michael W. Malafronte	—	—
Fernando Ruiz(1)	3,500	—
Ronald L. Taylor	—	3,300
James D. White	—	3,300
(1)	Each of Mr. Begley and Mr. Ruiz chose not to stand for re-election at the 2017 Annual Meeting of Shareholders.
(2)	Includes RSUs granted to Ms. Boden Holland for her prior service as a non-employee director.
22

STOCK OWNERSHIP	PROXY STATEMENT

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Adtalem to own beneficially more than 5% of our Common Stock, in each case as of August 16, 2018, except as otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percentage Ownership
BlackRock, Inc.	6,341,422(1)	10.6%
Dimensional Fund Advisors LP	5,191,413(2)	8.7%
The Vanguard Group.	4,677,529(3)	7.8%
William Blair Investment Management, LLC	4,088,825(4)	6.8%
(1)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on January 19, 2018, indicating its beneficial ownership as of December 31, 2017 of 6,341,422 shares. BlackRock reported that it has sole voting power over 6,208,959 of these shares and sole dispositive power over all of these shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(2)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G/A it filed with the SEC on February 9, 2018, indicating its beneficial ownership as of December 31, 2017 of 5,191,413 shares. Dimensional Fund Advisers reported that it has sole voting power over 5,099,351 of these shares and sole dispositive power over all of these shares. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(3)	The information shown was provided by The Vanguard Group in a Schedule 13G/A it filed with the SEC on February 8, 2018, indicating its beneficial ownership as of December 31, 2017 of 4,677,529 shares. Vanguard reported that it has sole voting power over 66,748 of these shares, shared voting power over 7,214 of these shares, sole dispositive power over 4,608,954 of these shares and shared dispositive power over 68,575 of these shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)	The information shown was provided by William Blair Investment Management, LLC in a Schedule 13G it filed with the SEC on February 13, 2018, indicating its beneficial ownership as of December 31, 2017 of 4,088,825 shares. William Blair reported that it has sole voting power over 3,666,686 of these shares and sole dispositive power over all of these shares. The address of the principal business office of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606.
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PROXY STATEMENT	STOCK OWNERSHIP

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each director of Adtalem, (2) each named executive officer listed on page 26, and (3) all directors and executive officers of Adtalem as a group, in each case as of June 30, 2018, except as otherwise noted. Adtalem believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as otherwise noted.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options and RSUs(1)	Stock Options Exercisable, PSUs and RSUs Scheduled to Vest within 60 days of June 30, 2018	Total Common Stock Beneficially Owned	Percentage Ownership
Non-Employee Directors
Steven M. Altschuler, M.D.	—	—	—	*
William W. Burke	—	—	—	*
Ann Weaver Hart	2,478	—	2,478	*
Kathy Boden Holland	—	—	—	*
Georgette Kiser	—	—	—	*
Lyle Logan	19,061	—	19,061	*
Michael W. Malafronte	—	—	—	*
Ronald L. Taylor	502,315	—	502,315	*
James D. White	4,993	—	4,993	*
Named Executive Officers
Lisa W. Wardell	51,709	228,246	279,955	*
Patrick J. Unzicker	13,178	61,381	74,559	*
Mehul R. Patel	—	—	—	*
Susan L. Groenwald(2)	22,539	58,744	81,283	*
Donna N. Jennings	14,211	110,205	124,416	*
Robert A. Paul(3)	—	11,742	11,742	*
Gena L. Ashe(4)	—	—	—	*
All directors and officers as a Group (23 Persons)(5)	628,673	524,202	1,152,875	1.91%
*	Represents less than one percent of the outstanding Common Stock.
(1)	“Common Stock Beneficially Owned Excluding Options and RSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable, PSUs and RSUs that are scheduled to vest within 60 days after June 30, 2018 are shown separately in the “Stock Options Exercisable, PSUs and RSUs Scheduled to Vest within 60 days of June 30, 2018” column.
(2)	Resigned as President, Chamberlain University on July 17, 2018.
(3)	Resigned as President, DeVry University on September 6, 2017.
(4)	Resigned as Senior Vice President, General Counsel on January 29, 2018.
(5)	Excludes ownership of Susan L. Groenwald, Robert A. Paul and Gena L. Ashe.
24

STOCK OWNERSHIP	PROXY STATEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that Adtalem’s directors and executive officers file reports of ownership and changes in ownership of Common Stock with the SEC. To Adtalem’s knowledge, based solely upon a review of copies of such reports and written representations that all such reports were timely filed, with the exception of a late Form 4 filing by Lisa Sodeika, Adtalem believes that each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during fiscal year 2018.

25

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

The following pages summarize our executive compensation program for our named executive officers (“NEOs”). Our 2018 NEOs are:

•	Ms. Lisa W. Wardell, President and Chief Executive Officer, Adtalem Global Education
•	Mr. Patrick J. Unzicker, Senior Vice President, Chief Financial Officer and Treasurer, Adtalem Global Education
•	Mr. Mehul R. Patel, Group President, Professional Education
•	Dr. Susan L. Groenwald, Former President, Chamberlain University
•	Ms. Donna N. Jennings, Senior Vice President, Human Resources, Adtalem Global Education
•	Mr. Robert A. Paul, Former President, DeVry University
•	Ms. Gena L. Ashe, Former Senior Vice President, Corporate Secretary and General Counsel

In fiscal year 2018, Mr. Stephen W. Beard was hired as Adtalem’s Senior Vice President, Corporate Secretary and General Counsel following Ms. Ashe’s departure, and Dr. Karen Cox was hired in early fiscal year 2019 following the planned retirement of Dr. Groenwald to lead Chamberlain University forward into the future.

Along with other key executive leaders brought into the organization, including Mr. Patel (leading the Professional Education group) and Ms. Boden Holland (Leading the Medical and Healthcare group), the Board believes Adtalem has a strong leadership team that is well positioned to drive the growth of Adtalem into the future.

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

Adtalem’s executive compensation program is designed to reward leaders for delivering strong financial results and building shareholder value. We firmly believe that academic quality and a strong student-centric focus lead to growth and, therefore, we have incorporated measures into our executive compensation program to recognize leadership for their roles in improving student academic performance and outcomes.

This executive compensation program structure enables us to provide a competitive total compensation package while aligning our leaders’ interests with those of our shareholders and other stakeholders. The following chart highlights key objectives behind the development, review and approval of our NEOs’ compensation.

COMPENSATION OBJECTIVES
Our executive compensation program is designed to:
Align Incentives
Our purpose is to empower our students to achieve their goals, find success and make inspiring contributions to the global community. Success in realizing our purpose drives growth, which leads to creation of sustainable, long-term value for our shareholders. Our compensation program is distinguished by its alignment not only with our shareholders, but also with our students, whose success is critical to our organization’s success.

Compete for Talent
Our compensation program is designed to attract, retain and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

Reward Performance	We reward outstanding performance through:
	•	A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives, and
	•	A long-term incentive program providing a mix of equity vehicles designed to reward long-term financial performance and shareholder value creation.
26

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Over the course of fiscal year 2018, the Compensation Committee went through a comprehensive review of the current executive compensation program and assessed the extent to which the current program was aligned with shareholder interests and maximized focus on the key strategic priorities as Adtalem moves forward. The Committee also considered shareholder feedback received through Adtalem’s ongoing shareholder outreach efforts over the last several years. At the conclusion of this review, the Committee identified that the compensation program at the time:

•	Encouraged a conservative mindset and delivered rewards primarily for incremental improvements
•	Did not provide enough incentive to properly reward executives with an appetite for appropriate risk taking to drive growth
•	Required more differentiation in terms of pay for performance within the executive group

The Committee, in partnership with its advisor, FW Cook, and management, reviewed the elements of compensation within the executive group including base salary, short-term incentives and long-term incentives to ensure each element and the program in whole remained aligned with Adtalem’s mission and purpose of empowering students to achieve their academic and career goals but also more accurately lined up with the objectives outlined above.

At the August 2018 Compensation Committee meeting, the Committee approved certain changes to executive compensation for fiscal year 2019 and forward. The Committee believes these changes will:

•	Enhance pay differentiation among executives for different levels of performance achieved
•	Provide more upside reward and downside risk for exceptional performance over time
•	Incentivize and reward a thoughtful growth mentality

Executive Compensation Changes for Fiscal Year 2019

As a result of the Compensation Committee’s review described above, certain changes to the executive compensation program were made for fiscal year 2019. These changes were implemented in order to better align our executive compensation plans with the interests of shareholders and to encourage focus on Adtalem’s key strategic priorities. The primary changes were:

1. Shifted Focus on Mission-Based Goals to Management Incentive Plan

Adtalem’s purpose is to empower our students to achieve their academic and career goals. We believe our continuing focus on a student-centered culture of care has distinguished us in the marketplace, and is essential to preserving and enhancing shareholder value in a challenging regulatory and competitive environment. Our senior executives with direct influence over our institutions should be held accountable to, and rewarded for, the realization of our purpose — specifically, to sustain and continuously improve the quality of our educational programs as reflected in the performance and achievement of our students.

In August 2018, the Compensation Committee decided to more effectively emphasize academic quality and academic student outcomes by shifting such measures from the PSU component of long-term incentives to the annual short-term incentive plan (MIP). The committee believes the annual short-term incentive plan is the best compensation component to drive focus from year-to-year on these key performance measures. Considering how quickly academic standards and measurement mechanisms change, we believe the quality of goal setting on these academic measures will be stronger with the increased ability to understand and set expectations and appropriately stretch goals on an annual basis. The performance goals established each year will be directly overseen by the Academic Quality Committee to ensure appropriate goals are set for each institution within Adtalem’s portfolio. For each of our higher education institutional leaders this shift in focus will mean that the entirety of the 30% weighting on individual goals will be solely focused on these academic performance measures in fiscal year 2019, where previously the 30% weighting might have represented a blend of operational, financial and academic goals.

2. Introduction of Free Cash Flow per Share as Long-Term Incentive Measure

For long-term incentives starting with the August 2018 (fiscal 2019) grants, the Compensation Committee will continue to measure three-year average return on invested capital (“ROIC”) for 50% of the PSU grants. Payout for the other 50% of

27

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

the PSU grants will be based on free cash flow per share (“FCF per share”). The Committee believes these two PSU performance measures will create better alignment with shareholder interests, the appropriate long-term focus on value creation for the organization, and incentives for long-term decision-making focused on achieving sustainable on growth of the organization. The Committee and the organization believe that consistent strong academic quality and strong student outcomes drive the long-term success of the organization. In order to achieve the long-term financial goals associated with the PSUs, management must maintain high academic quality and strong student outcomes each year.

The PSU grants made to executive officers in August 2018 (both the 50% focused on ROIC and the 50% focused on FCF per share) have a three-year performance period (fiscal year 2019 – fiscal year 2021). Similar to our previous ROIC PSU grants, there are threshold, target and maximum performance goals established for both ROIC and also for FCF per share over the three-year performance period. PSU grants will vest anywhere between 0% for below threshold performance, 50% of target payout for threshold performance and 150% of target for achieving maximum performance or above.

CEO’s Fiscal Year 2019 LTI Grant Pulled Forward into Fiscal Year 2018

In order to further emphasize the importance of incentivizing a results-oriented thoughtful growth mentality, the Committee decided to deliver long-term compensation to Ms. Wardell over fiscal years 2018 and 2019 through a front-loaded two-year award granted in fiscal year 2018. The Board and Compensation Committee have determined that this grant represents Ms. Wardell’s long-term incentive awards for both fiscal year 2018 and fiscal year 2019. Ms. Wardell has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. The front loaded grant was delivered 100% in the form of performance-based long-term incentive (stock options with an elongated back end loaded vesting schedule and performance vesting PSUs) and did not include any time-based vesting Restricted Stock Units. The Committee believes this design and timing is better aligned to shareholder interests to lead to key strategic and financial results.

Fiscal Year 2018 Year in Review

2018 FINANCIAL AND OPERATIONAL HIGHLIGHTS

During fiscal year 2018 Adtalem announced the signing of definitive agreements to divest the outstanding equity interests of DeVry University and Carrington College, with expected closing dates of early fiscal year 2019 and mid-fiscal year 2019, respectively. Accordingly, the results of DeVry University and Carrington College are presented as discontinued operations within Adtalem’s Annual Report on Form 10-K attached herein. Also see “Note 2: Discontinued Operations and Assets Held for Sale” to the consolidated financial statements for further discussion.

While DeVry University and Carrington College’s operating results were classified as discontinued operations in Adtalem’s financial statements, each entity’s revenue and operating income, excluding special items, continued to be included in actual fiscal year 2018 results for Management Incentive Plan (“MIP”) performance purposes. See Appendix A for a reconciliation to reported results. The 2018 revenue target under the MIP was essentially flat compared to 2017 actual results, which reflected expected growth in the Medical and Healthcare, Professional Education and Technology and Business segments, offset by declines in the U.S. Traditional Postsecondary segment, where our strategic plans included divestiture of two institutions. Despite flat expected revenues, the 2018 earnings per share target goal under MIP was set higher than 2017 actual results, which would require increased operating efficiency.

Fiscal year 2018 was a transformative year for Adtalem. We solidified our position within our three core verticals, improved student outcomes and enhanced academic excellence, Adtalem enters fiscal year 2019 with momentum in pursuit of its primary mission of empowering its students and filling the global work force skills gaps that are prevalent in society.

Adtalem’s fiscal year 2018 financial results reflect continued growth in its Medical and Healthcare and Professional Education segments, with revenue increasing 1.6 percent and 11.7 percent, respectively, while Technology and Business and Discontinued Operations revenue decreased 2.0 percent and 19.5 percent, respectively. Nonetheless, through substantial expense reduction initiatives, Adtalem achieved fiscal year 2018 earnings per share excluding special items of $3.06, compared to $2.79 in the prior year.

28

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Fiscal year 2018 revenue was below our expectations, while earnings per share, excluding special items, exceeded our expectations, each as reflected in our fiscal year 2018 operating plan, which served as the basis for our fiscal year 2018 MIP financial performance targets. As a result, the portions of executive officer MIP awards based on Adtalem revenue and earnings per share paid out at 74.3% and 115.6% of target, respectively.

*Actual results adjusted to exclude impact of special items. See Appendix A for a reconciliation to reported results.

ACADEMIC HIGHLIGHTS

Adtalem continued to grow and diversify into new programs and geographies, focused on enhancing student outcomes by providing quality education and student services across its institutions. Notable developments included:

•	Chamberlain University opened its twenty-first location in New Orleans, Louisiana on the Ochsner Medical Center campus and launched its Master of Public Health degree program;
•	American University of the Caribbean School of Medicine partnered with University of Central Lancashire to provide continuity of its medical program after the effects of Hurricane Irma;
•	Ross University School of Veterinary Medicine launched a new research foundation and opened a state-of-the-art research and pathology building and is participating in the newly formed One Health Research Foundation with the goal to advance research related to animal, human and environmental well-being;
•	Ross University School of Medicine maintained quality and continuity of its medical education program at temporary locations in Tennessee and St. Kitts after the Dominica campus was impacted by Hurricane Maria, and will relocate to Barbados in January 2019; and
•	Adtalem Brazil expanded its reach with the opening of Ibmec Sao Paulo, serving the largest market in Brazil, the launch of distance learning through Wyden Online and the new Wyden Unifanor campus in Forteleza.

Adtalem also sought to extend its role as a leader in higher education and foster deeper understanding and engagement with policymakers and government officials through its “Student Commitments,” a series of practices and policies that establish critical new standards at all of our Title IV institutions and highlight efforts previously underway. Adtalem also acted to bring certainty to students, employees and shareholders by resolving governmental inquiries and actions concerning DeVry University’s advertising regarding student outcomes.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

2018 Compensation Decisions and Actions

Factors Guiding Our Decisions (see page 35 for details)	•	Executive compensation program objectives, philosophy and principles	•	Shareholder input, including “say-on-pay” vote
	•	Adtalem’s mission, vision, purpose and “TEACH” values	•	Market norms, trends and best pay practices
	•	Financial performance of Adtalem and its individual institutions	•	Advice of independent outside compensation consultant
	•	Student academic performance and outcomes
Key Fiscal Year 2018 Compensation Decisions (see page 38 for details)
Base Salary

Reflecting Adtalem’s commitment to offering market competitive compensation to our key executives, the Compensation Committee approved salary increases in fiscal year 2018 for several NEOs to reward performance and maintain market competitiveness.

Annual Incentives

For fiscal year 2018 for the CEO, 85% of the MIP award was based on Adtalem measures of earnings per share and revenue, reflecting our CEO’s key responsibility in leading Adtalem’s financial growth. The remaining 15% was based on individual performance. For fiscal year 2018 for the other NEOs, as in fiscal years 2016 and 2017, 70% of the MIP award was based on financial performance at Adtalem (earnings per share and revenue) or at the institutions for which the NEO is responsible (operating income and revenue), and the remaining 30% was based on individual performance.

Following the end of fiscal year 2018, the MIP award in total across all measures was paid at 112% of target for the CEO and between 88% and 129% of target for the other NEOs, excluding Mr. Paul who was not eligible to receive a MIP award, reflecting the strong financial performance of Adtalem and its institutions and individual contributions for fiscal year 2018.

Long-term Incentives

In fiscal year 2018, NEOs other than the CEO received long-term incentive grants in a combination of stock options, performance-vesting Performance Share Units (“PSUs”), and service-vesting RSUs.

The CEO’s fiscal year 2018 equity grant was a front-loaded, two-year award valued at approximately $9.4 million. The Board and Compensation Committee have determined that this grant represents Ms. Wardell’s long-term incentive awards for both fiscal year 2018 and fiscal year 2019. Ms. Wardell has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. The Board and Compensation Committee approved this grant to drive Ms. Wardell’s focus on key academic and financial performance goals over the next several years, and they determined that making a front-loaded, two-year award would underline the importance and critical nature of the performance goals, given the anticipated divestiture of DeVry University and the transformative nature of the corporate changes. Of the total grant value, approximately 50% was in PSUs tied to ROIC and key academic metrics, and 50% was in stock options. The Committee explicitly chose to deliver 100% of this front loaded award through performance-based long-term incentives and chose to exclude any time-based vesting RSUs in this grant as opposed to our historical annual LTI grant approach for named executive officers. The performance period for the PSUs is fiscal year 2018 through fiscal year 2020 and they will only vest at the end of this three-year period upon achievement of certain academic and financial (ROIC) performance goals discussed later in this section. The stock options will vest 50% after the three year grant date anniversary and 50% after the four year grant date anniversary. This vesting schedule is intended to drive focus on performance over the long-term.

Performance share awards granted in 2015 vested in 2018, with an overall payout of 71% of target, demonstrating that the high standards established for Adtalem’s institutions were rigorous.

30

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Shareholder Outreach

Adtalem employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance through one-on-one discussions, non-deal road shows, and investor conferences.

Feedback from investors influences the narrative in our public disclosures. Based on discussions, we have added increased focus on nursing and medical market demand and enrollment trends, realignment of the portfolio, cost rationalization, a 5-year financial outlook by segment, as well as our capital allocation strategy, which supports return on capital to our owners.

We value our shareholders’ opinions on the design and effectiveness of our executive compensation program. At our Annual Meeting of Shareholders in November 2017, 98% of the votes cast in our advisory “say-on-pay” shareholder vote approved our executive compensation package. Shareholders have shared the importance of free cash flow in their valuations, in addition to a return on invested capital metric. Accordingly, in response to these shareholder comments, we added free cash flow per share as a long-term incentive measure to the fiscal 2019 compensation plan.

Over the last several years in connection with our outreach, Adtalem’s major shareholders have expressed varying perspectives. A few common themes emerged from these discussions. Below is a summary of what we heard and the actions we took in response:

What we heard	How we responded
Ensure executive compensation plans drive focus on delivering results	•
Through feedback received from major shareholders, in fiscal year 2018, the Committee chose to reintroduce Earnings Per Share as the key performance measure in our short-term incentive plan (Management Incentive Plan or “MIP”). We replaced Net Income with Earnings Per Share as the primary performance measure in this plan to create better alignment with shareholders on this key measure.

•
In August 2018, the Committee structured the fiscal year 2019 long-term incentive grants to be focused on key financial metrics, namely Return on Invested Capital (“ROIC”) and Free Cash Flow Per Share. We believe this increased focus on driving value creation through our long-term incentive plan better aligns our compensation programs with the interests of shareholders.

Drive a growth mentality and get Adtalem’s portfolio aligned for future growth	•
The Committee decided to grant a two-year front-loaded long-term incentive award to our CEO in fiscal year 2018, with no fiscal year 2019 long-term incentive grant of any kind. This award was delivered exclusively through growth oriented long-term incentive vehicles – stock options with a back end loaded vesting term and PSUs that vest solely based on the achievement of meeting performance goals over a three-year period. The Board and Compensation Committee approved this grant to drive Ms. Wardell’s focus on critically important academic and financial performance metrics over the next several years.

31

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

What we heard	How we responded
Academic quality leads to growth and value creation for shareholders	•
Through the Committee’s review of our key strategies and our executive compensation program, it was clear delivering quality academic and student outcomes continues to be a critical element of our long-term success. The decision to shift measurement of academic outcomes into the MIP strengthens that focus year in and year out with meaningful stretch annual goals.

Adtalem and the Compensation Committee will continue to engage its shareholder base in the future to understand shareholder concerns, particularly in connection with potential changes to its compensation or governance practices.

PAY-FOR-PERFORMANCE FOCUS

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when his or her performance exceeds established objectives. And, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

1	Excludes perquisites.
2	In August 2018, a two-year, “front-loaded” LTI award was granted to the CEO approximately 50% in stock options and 50% in PSUs (25% focused on ROIC and 25% focused on academic outcomes). The Board and Compensation Committee approved this grant to drive Ms. Wardell’s focus on critically important academic and financial performance metrics over the next several years. This grant represents the totality of LTI that Ms. Wardell will receive over the course of all of fiscal year 2018 and fiscal year 2019. Ms. Wardell has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. In the graph above, an annualized value of this award (i.e., 50%) is presented.
•	Program Design: Between 62% and 71% of the total direct compensation for our NEOs other than the CEO, is composed of variable pay.
–	The actual value realized from the annual MIP award ranges from zero, if threshold performance targets are not met, up to 200% of targeted amounts for exceptional organizational performance.
–	Under the mission-based Performance Share component of our long-term incentive plan for fiscal year 2018, payout is contingent on meeting academic or student outcome performance goals. The size of the payout is based on meeting academic or student outcome targets established for each institution across Adtalem.
–	Under the financial-based Performance Share component of our long-term incentive plan for fiscal year 2018, payout is contingent on meeting a minimum ROIC threshold. If the minimum level of ROIC performance is attained, the size of the payout is then based on achievement against ROIC targets.
•	Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of short- and long-term shareholder value as well as organizational growth.
32

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Adtalem’s fiscal year 2018 incentive compensation program for executives was designed to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

	Short-Term (Cash)	Long-Term (Equity)	Long-Term (Equity)	Long-Term (Equity)	Long-Term (Equity)
	Management Incentive Plan	Mission-Based PSUs (performance-based restricted stock units)	ROIC PSUs (performance-based restricted stock units)	RSUs (time-based restricted stock units)	Stock Options
Objective	Short-term operational business priorities	Reward medium-term improvement of student outcomes align interests of management and shareholders, and retain key talent	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	Align interests of management and shareholders, and retain key talent	Reward stock price growth and retain key talent
Time Horizon	1 Year	3 Year cliff vesting	3 Year cliff vesting	4 Year ratable vesting	4 Year ratable vesting
Performance Measures	Revenue(1) Earnings Per Share Individual Goals	Student Outcomes and Stock Price Growth	ROIC and Stock Price Growth	Stock Price Growth	Stock Price Growth
(1)	A portion of the MIP payout for executive leadership of business segments and business units is also based on the revenue and operating income at such executive’s business segment or business unit.
33

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

What We Do		What We Don’t Do

✓	Pay for economic and academic performance	✗	Provide tax gross-ups

✓	Solicit and value shareholder opinions about our compensation practices	✗	Provide single-trigger change-in-control severance

✓	Deliver total direct compensation primarily through variable pay	✗	Re-price stock options or exchange underwater options for other awards or cash

✓	Set challenging short- and long-term incentive award goals	✗	Pay dividends on unvested performance-based restricted stock units

✓	Use relevant academic and student outcome measures to determine a meaningful portion of executive compensation	✗	Provide excessive perquisites

✓	Provide strong oversight that ensures adherence to incentive grant regulations and limits	✗	Offer a defined benefit pension or supplemental executive retirement plan (SERP)

✓	Maintain robust stock ownership requirements	✗	Permit hedging or pledging of Adtalem common stock

✓	Adhere to an incentive compensation recoupment policy (“clawback” policy)	✗	Reward executives without a link to performance

✓	Offer market-competitive benefits

✓	Consult with an independent advisor on executive pay practices, plan designs and assessing external competitive pay levels

34

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

OVERSIGHT OF PAY AND PHILOSOPHY

The Compensation Committee uses the following Principles of Executive Compensation to assess Adtalem’s executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for the overall executive compensation structure:

Principle	Purpose
Stewardship / Sustainability	•	Reinforce Adtalem’s purpose and long-term vision
	•	Motivate and reward sustained long-term growth in shareholder value
	•	Uphold long-term interests of all constituents (including students, employees, employers, owners and taxpayers)
	•	Focus on sustaining and enhancing the quality and outcomes of education programs
	•	Promote continued differentiation and expansion of Adtalem’s programs
Accountability	•	Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (division, geography and function)
	•	Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium- and long-term)
	•	Emphasize quality, service and academic and career results
	•	Articulate well defined metrics, goals, ranges, limits and results
	•	Motivate and reward achievement of strategic goals, with appropriate consequences for failure
	•	Comply with all legislation and regulation
Alignment	•	Promote commonality of interest with all stakeholders (including students, employees, employers, owners and taxpayers)
	•	Reflect and reinforce Adtalem’s values and culture
	•	Promote commonality of interests across business units, geography and up, down and across chain of command
	•	Provide a balance between short- and long-term performance
Engagement	•	Attract and retain high quality talent and provide for organizational succession
	•	Provide market competitive total compensation and benefits packages at all levels
	•	Promote consistent employee development at all levels
	•	Motivate urgency, creativity and dedication to Adtalem’s purpose
	•	Clearly communicate the link between pay and performance
Transparency	•	Clear communication of compensation structure, rationale and outcomes to all employees and shareholders
	•	Simple and understandable structure that is easy for internal and external parties to understand
	•	Reasonable and logical relationship between pay at different levels
	•	Based on systematic goals that are objective and clear, with appropriate level of discretion

35

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of compensation for the CEO and other NEOs. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of Adtalem’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets and review management performance, and it assists in establishing CEO goals and objectives.

Each year, the Compensation Committee recommends CEO compensation to the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Adtalem’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate.

The Compensation Committee approves base salary, annual cash incentive and long-term incentive compensation and perquisites for Adtalem’s NEOs, except for the CEO whose compensation package is recommended by the Compensation Committee and approved by the independent members of the Board during executive session.

In reviewing Adtalem’s compensation program, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking that would have an adverse effect on Adtalem and has determined that they do not.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Human Resources and the Chief Financial Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards, and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards and long-term incentive awards for Adtalem’s NEOs. The compensation package for the CEO is recommended by the Compensation Committee and approved by the independent members of the Board during executive session.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. In fiscal year 2018, the Compensation Committee engaged FW Cook as its independent executive compensation consultant.

FW Cook analyzed Adtalem’s executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders, students and other stakeholders.

In fiscal year 2018, FW Cook’s primary areas of assistance were:

•	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
•	Reviewing, analyzing and providing recommendations for Adtalem’s list of peer group companies;
•	Reviewing information developed by management for the Compensation Committee and providing input on such information to the Compensation Committee;
•	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings;
•	Reviewing with management and the Compensation Committee the materials to be used in Adtalem’s Proxy Statement.
36

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

FW Cook also conducted a review of our non-employee director compensation program. Refer to page 20 for more detail.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, FW Cook to ensure executive compensation consulting independence. The process includes a review of the services FW Cook provides, the quality of those services, and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

Executive Compensation Peer Group

To ensure Adtalem continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly-held, private sector higher education schools, Adtalem’s peer group also includes a broader group of organizations in order to provide more comprehensive compensation data. Adtalem’s expanded peer group includes publicly-held organizations that provide services over an extended period of time. In consideration of Adtalem’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group also includes healthcare services companies. Revenue of most of the peer group organizations is generally between one-half and two times Adtalem’s revenue.

Based on the recommendation of FW Cook, the Compensation Committee removed the following companies from the prior year analysis due to their disparate size and/or lack of customer or human resources market alignment:

•	LifePoint Health
•	Scholastic
•	Regis

Additionally, the Committee added the following companies from the prior year analysis, due to their stronger market alignment for executive talent and business focus:

•	Amedisys
•	Ensign
•	Houghton Mifflin Harcourt
•	K12
•	John Wiley & Sons

Adtalem’s resulting peer group is composed of:

Amedisys	Ensign Group	K12
AMN Healthcare Services	Gartner	Laureate Education
Bright Horizons Family Solutions, Inc.	Graham Holdings Company	MEDNAX, Inc.
Brookdale Senior Living Inc.	Grand Canyon Education, Inc.	Select Medical Holdings Corporation
Career Education Corp.	H&R Block, Inc.	Service Corp. International
Cross Country Healthcare	Houghton Mifflin Harcourt	Weight Watchers
Encompass Health	John Wiley & Sons
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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

ANALYSIS OF 2018 COMPENSATION

Annual Base Salary

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles, and the current market compensation for similar roles outside Adtalem. Once established, base salaries are reviewed annually to reflect the executive’s prior performance and respond to changes in market conditions. The box below lists the criteria the Compensation Committee uses to determine changes to salary from one year to the next.

FISCAL YEAR 2018 BASE SALARY DECISIONS

In August 2017, the Board, based on the Compensation Committee’s recommendation in consultation with its compensation consultant at the time, Willis Towers Watson, increased the base salary of Ms. Wardell, Adtalem’s President and CEO, by 8% for fiscal year 2018. The increase was intended to ensure Ms. Wardell’s compensation was competitive with compensation practices at Adtalem’s peer companies and to reward her strong performance.

Based upon relevant, available market data and Ms. Wardell’s assessment of each NEO’s performance for the prior year, Ms. Wardell recommended to the Compensation Committee the annual base salary of each of the other NEOs at the outset of fiscal year 2018. Her recommendations were made in consultation with the Senior Vice President of Human Resources and the Chief Financial Officer. They were based upon their experience with and analysis of the market at that time, their monitoring of the compensation levels at other organizations in Adtalem’s market and Ms. Wardell’s assessment of each NEO’s performance for the prior year.

	FY2017	FY2018	Percent Change
Lisa W. Wardell	$939,750	$1,015,000	8%
Patrick J. Unzicker(1)	$410,000	$512,500	25%
Mehul R. Patel(2)	$430,000	$430,000	0%
Susan L. Groenwald	$436,014	$445,825	2.25%
Donna N. Jennings	$363,151	$371,322	2.25%
Robert A. Paul	$414,809	$423,105	2.00%
Gena L. Ashe(3)	$475,000	$475,000	0%
(1)	Mr. Unzicker’s larger-than-typical increase was primarily a market adjustment to maintain competitiveness with the external market for his role.
(2)	Mr. Patel was hired on September 5, 2017 and was not an employee at the time of the annual salary review process.
(3)	Ms. Ashe was hired on May 30, 2017 shortly prior to the annual salary review process and was no longer an employee at the time of the annual salary review process.
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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Annual Cash Incentive Compensation
The annual cash incentive, delivered through the MIP, provides NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance and, to a lesser extent, individual performance.

HOW THE MANAGEMENT INCENTIVE PLAN WORKS
MIP target award opportunities for each NEO are set by the Compensation Committee based on factors including external surveys of practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

The MIP provided Adtalem’s CEO with a target award opportunity of 105% of base salary and other NEOs target award opportunities between 50% and 70% of base salary. For fiscal year 2018, the target award opportunity for Mr. Unzicker increased to 70% (from 65%). No other changes were made to the MIP target award opportunity as a percentage of base salary for the other NEOs.

Actual awards can be higher or lower than the target opportunity based on the results for each performance measure. Performance below threshold for the goal will result in no payment for that performance goal. On the other hand, performance at or above threshold can earn an award ranging from 50% to 200% of the target amount. The maximum amount of 200% rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

Actual earned awards are determined after the fiscal year has ended and audited financial results have been substantially completed (i.e., in the beginning of the next fiscal year). Thus, MIP awards for fiscal year 2018 were determined and paid in the early part of fiscal year 2019, after the results for the fiscal year ended June 30, 2018 were confirmed. The payout is based on specific Adtalem earnings per share, Adtalem revenue, institution operating income and institution revenue measures set by the Compensation Committee prior to the start of the year in which the performance is measured, in addition to individual performance.

In measuring performance, the Compensation Committee may adjust results for certain unusual, non-recurring or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee has exercised negative discretion and reduced MIP payouts to certain associated employees. In the case of acquisitions, the Compensation Committee does not include revenue, and corresponding net income, from acquisitions in their evaluation of achievement against targets unless such expected revenue, and corresponding net income, had been factored into the performance target.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

In addition to the actual results achieved, the Compensation Committee also considers individual performance over the course of that fiscal year for each NEO. Individual performance goals reflect functional results and/or institution performance appropriate for the executive, as well as academic outcomes, organizational strength and the advancement of Adtalem’s core values. Individual performance goals are designed to drive initiatives that support Adtalem’s strategy and further align leadership with Adtalem’s student-focused purpose.

The relative percentages assigned to the measures for each NEO for fiscal year 2018 are as follows:

	Organizational, Institution and Individual Performance Measure Allocation
	Adtalem Earnings Per Share	Adtalem Revenue	Institution Operating Income	Institution Revenue	Individual Performance
Lisa W. Wardell	45%	40%			15%
Patrick J. Unzicker	40%	30%			30%
Mehul R. Patel	20%	10%	25%	15%	30%
Susan L. Groenwald	20%	10%	25%	15%	30%
Donna N. Jennings	40%	30%			30%
Robert A. Paul	n/a	n/a	n/a	n/a	n/a
Gena L. Ashe	40%	30%			30%

2018 PERFORMANCE GOALS

Financial goals set for our MIP participants are derived from Adtalem’s fiscal year operating plans, which are recommended by Adtalem’s executive management team and approved by the Board at the beginning of each fiscal year. For fiscal year 2018, these plans translated to financial performance goals of $2.88 of earnings per share and revenue of $1,808.3 million, representing an increase from fiscal year 2017 earnings per share of $2.79 excluding special items and a 0.1% decline in revenue compared to fiscal year 2017 revenue of $1,809.8 million. The MIP Plan provides that if performance relative to target is below certain minimum thresholds, there will be no payout. Minimum thresholds for fiscal year 2018 were 80% of the earnings per share goal and 90% of the revenue goal, and in each case would result in a 50% payout upon achievement. Every 1% achieved over (or under) the revenue goal would result in an additional (or a reduced) 5% award up to a maximum payout of 200% (or down to a 0% payout). Every 1% achieved over (or under) the net income goal would result in an additional (or a reduced) 2.5% award up to a maximum payout of 200% (or down to a 0% payout).

Fiscal year 2018 revenue was planned to grow in the Medical and Healthcare, Professional Education and Technology and Business segments, but was planned to be offset by declines in the U.S. Traditional Postsecondary segment. The focus in fiscal year 2018 was to align Adtalem’s portfolio to be positioned for growth and to divest selected institutions in the U.S. Postsecondary segment (DeVry University and Carrington College) that then positioned Adtalem better for future investment in growth areas. Due to the confidential nature of such information, and the competitive harm sharing it would cause, Adtalem does not disclose the particular institutional or segment performance goals utilized in its MIP. The Compensation Committee considers the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP.

During fiscal year 2018, subsequent to the establishment of operating plan targets, the operating results of the two institutions within the U.S. Traditional Postsecondary segment, DeVry University and Carrington College, were classified as Discontinued Operations in Adtalem’s financial statements in conjunction with definitive agreements to transfer each of these institutions in fiscal year 2019 to new owners. However, for the evaluation of Adtalem’s achievement of financial goals for fiscal year 2018, DeVry University and Carrington College’s revenue, operating income and contribution to earnings per share, excluding special items, were included. Appendix A presents a reconciliation of reported results to those used for MIP payout purposes.

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to them to place additional emphasis on tactical priorities. The individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation and long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing its discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

A summary of the primary individual performance goals and objectives established for each of our NEOs follows:

Lisa W. Wardell (President and CEO)	• Strategic portfolio management
• Academic outcomes and student success
• Recruitment and development of a high performance team
• Strategic growth initiatives
• Building Adtalem brand
Patrick J. Unzicker (SVP, CFO and Treasurer)	• Reduce Adtalem home office costs
• Increase revenue, operating income and EPS for Adtalem
• Lead strategy development, oversee capital allocation and portfolio management
Mehul R. Patel (President, Professional Education)(4)	• Develop clear strategy for Professional Education group
• Drive revenue and operating income growth across the Professional Education group
Susan L. Groenwald (Former President, Chamberlain University)(1)	• Improve NCLEX pass rates at Chamberlain University
• Increase new student enrollments (specifically RN to BSN)
Donna N. Jennings (SVP, Human Resources)	• Build broader global HR capabilities through service delivery, infrastructure and programmatic offerings
• Drive efficiencies in HR operating model and service delivery to redeploy for broader global needs
• Drive change leadership through the Adtalem operating model and deliver a smooth transition of DeVry University to its new owner
Robert A. Paul(2) (Former President, DeVry University)	• n/a
Gena L. Ashe (Former SVP, Corporate Secretary and General Counsel)(3)	• Develop a reporting mechanism and pattern to the Board and Senior Management
• Serve as Strategic Advisor to the CEO and the Operating Committee
•Develop organizational structure and related talent
(1)	Retired as President, Chamberlain University on July 17, 2018.
(2)	Resigned as President, DeVry University on September 6, 2017.
(3)	Resigned as Senior Vice President, Corporate Secretary and General Counsel on January 29, 2018.
(4)	Hired as Group President, Professional Education on September 5, 2017.
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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

FISCAL YEAR 2018 MIP DECISIONS

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of fiscal year 2018, the final MIP awards were partially based on the following financial results, as adjusted for special items described in Appendix A:

•	Adtalem achieved 106.3% of the target fiscal year 2018 earnings per share performance goal of $2.88 per share; and
•	Adtalem achieved 94.9% of the target fiscal year 2018 performance goal of $1,808.3 million.

In addition, awards for Mr. Patel and Dr. Groenwald included results from the performance of the institutions they oversee

Based on this information, coupled with the evaluation of individual performance for each NEO during the course of the fiscal year, the Compensation Committee made the following MIP awards:

	Annual Target as a Percentage of Base Salary	FY2018 Target Award Opportunity	FY2018 Actual Award	Percent of Target Paid Based on FY2018 Performance
Lisa W. Wardell	105%	$1,065,750	$1,190,869	112%
Patrick J. Unzicker	70%	$358,750	$407,289	114%
Mehul R. Patel(1)	70%	$246,588	$215,827	88%
Susan L. Groenwald	65%	$289,786	$288,583	100%
Donna N. Jennings	50%	$185,661	$238,630	129%
Robert A. Paul(2)	n/a	n/a	n/a	n/a
Gena L. Ashe(3)	60%	$165,519	$163,086	99%
(1)	Target and actual payout for Mr. Patel is shown on a pro-rated basis based on his hire date of September 5, 2017.
(2)	Mr. Paul was not eligible for a payout in fiscal year 2018 based on his September 6, 2017 termination date.
(3)	Target and actual payout for Ms. Ashe is shown on a pro-rated basis based on her termination date of January 29, 2018.

Set forth below, as an example of MIP determinations made for NEOs, is a summary of the calculation of the fiscal year 2018 award for Ms. Wardell:

	Target Award Opportunity (Weighting)	Target	Performance Achieved (Excluding Special Items)	Performance Relative to Target	Payout as a % of Target Award Opportunity based on Performance Relative to Target*	Target Award Opportunity ($ Amount)	Actual Award
Adtalem EPS	45%	$2.88	$3.06	106.3%	115.6%	$479,588	$554,403
Adtalem Revenue	40%	$1,808.3M	$1,715.5M	94.9%	74.3%	$426,300	$316,741
Individual Performance	15%				200%	$159,863	$319,725
TOTAL					112%	$1,065,750	$1,190,869

In a review of the CEO’s performance, the Committee determined the CEO over-delivered on each of the goals established for the individual component of the short term incentive plan. The Committee also deliberated on the broader set of the CEO’s achievements that are more intangible, but equally critical in transforming the organization such as: strengthening Adtalem’s executive team by adding individuals with a strong growth orientation; driving greater pace, agility and accountability throughout the enterprise; and creating a high performance culture. Finally, the Committee considered the extraordinary management of the hurricane-related events of last fall and the expedited manner in which students returned to their studies. This involved rapidly and simultaneously relocating two different medical schools on a temporary basis to a cruise ship harbored in St. Kitts and a temporary campus in Knoxville Tennessee for RUSM, and a temporary

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

campus in the United Kingdom for AUC. It also required finding a permanent home for RUSM while at the same time executing the planned divestiture of DeVry University and now Carrington College. Ms. Wardell led the execution of these events while also delivering strong financial and academic results during this time. While these items were not explicitly called out in the individual performance goals established at the outset of the year, the Committee determined over-delivery of the base goals and the totality of her broader performance warranted recognition through the individual component of the CEO’s goals.

Long-Term Incentive Compensation

Long-term incentive compensation at Adtalem consists of PSUs, RSUs, and stock options. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation opportunity. These incentives are intended to serve three complementary objectives of our compensation program:

•	Promote long-term retention of key executives who are critical to our operations,
•	Reward executives for the delivery of long-term business results, and
•	Align executives’ long-term interests with those of our shareholders.

FISCAL YEAR 2018 LONG-TERM INCENTIVE DECISIONS

For fiscal year 2018, NEOs received the following stock-based awards:

	Stock Options	RSUs	PSUs	Total Value of 2018 Long-Term Incentive Grant
Lisa W. Wardell – as reported	$4,915,314	—	$4,499,886	$9,415,200
Lisa W. Wardell – LTI normalized(1)	$2,457,657	—	$2,249,943	$4,707,600
Patrick J. Unzicker	$393,181	$180,009	$360,018	$933,208
Mehul R. Patel(2)	—	$264,908	$264,908	$529,816
Susan L. Groenwald	$229,325	$157,635	$157,635	$544,595
Donna N. Jennings	$196,774	$134,922	$134,922	$466,618
Robert A. Paul	$218,353	$149,838	$149,838	$518,029
Gena L. Ashe	$218,353	$149,838	$149,838	$518,029
(1)	“LTI normalized” means an annualized value of LTI for the CEO.
(2)	Mr. Patel received an award in November 2017 based on his mid-year hire date.

CEO FISCAL YEAR 2018 AND FISCAL YEAR 2019 PAY DECISIONS

Base Salary: In August 2017, the Committee approved a salary increase of 8% to bring Ms. Wardell’s annual salary to $1,015,000 effective September 2017 for fiscal year 2018. In August 2018, the Committee approved a salary increase of 8% to bring Ms. Wardell’s annual salary to $1,100,000 effective September 2018 for fiscal year 2019. The Committee assessed Ms. Wardell’s performance and the external competitive market data provided by its independent executive compensation advisor to determine an appropriate salary relative to the market and her performance.

Short Term Incentive: During fiscal year 2018, the Committee approved an annual short term incentive target of 105% of Ms. Wardell’s annual salary. In August 2018, the Committee chose to maintain the 105% of salary target for Ms. Wardell. The Committee considered the external market data as provided from its independent executive compensation advisor in determining these targets and believes this appropriately balances pay for performance and drives focus on achieving Adtalem key financial, operational and strategic goals in fiscal year 2018 and also into fiscal year 2019.

Long Term Incentive Awards: The CEO’s equity grant for fiscal year 2018 (granted in August 2017) was a front-loaded, two-year award valued at approximately $9.4 million. The Board and Compensation Committee have determined that

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

this grant represents Ms. Wardell’s long-term incentive awards for both fiscal year 2018 and fiscal year 2019. Ms. Wardell has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. This grant was determined by the Board and Compensation Committee to drive Ms. Wardell’s focus on critically important academic and financial metrics over the next several years, given the divestiture of DeVry University and the transformative nature of the corporate changes.

Lisa Wardell Compensation	Salary	Stock Awards	Option Awards	Non-Equity Incentive Compensation	All Other Compensation	Total
2018 – LTI as reported	$1,000,529	$4,499,886	$4,915,314	$1,190,869	$115,611	$11,648,266
2018 – LTI normalized(1)	$1,000,529	$2,249,943	$2,457,657	$1,190,869	$115,611	$7,014,609

2019 – No LTI grant; MIP target	$1,100,000	$0	$0	$1,155,000	n/a	$2,255,000
(1)	“LTI normalized” means the fiscal year 2018 stock award and option award values granted in fiscal year 2018 divided by two to annualize the LTI value across fiscal year 2018 and fiscal year 2019.

The Committee decided to deliver long-term compensation to Ms. Wardell over fiscal years 2018 and 2019 through a front-loaded two-year award granted in fiscal year 2018 in order to incentivize a growth mentality. The Committee believes this design and timing is better aligned to shareholder interests to lead to key strategic results. On a normalized basis, for fiscal year 2018 and also into fiscal year 2019, this amount of total compensation is appropriate and competitive with the external market and drives focus on delivering strategic corporate results.

HOW THE LONG-TERM INCENTIVE PLAN WORKS

The Compensation Committee granted equity awards to each of the NEOs in August 2017 based on both retrospective and prospective considerations and organizational and individual considerations. The Compensation Committee took into account the same seven criteria described in the “Annual Base Salary” section above in determining the size of these awards. Awards were delivered through a mix of stock-based vehicles to provide a reasonable balance to the equity portfolio:

Tier	Name	Stock Options	RSUs	PSUs
CEO	Lisa W. Wardell	50%	0%	25% ROIC /25% mission
CFO	Patrick J. Unzicker	40%	20%	20% ROIC /20% mission
New Hire Grant	Mehul R. Patel	0%	50%	20% ROIC / 30% Prof Ed financials
Single Institution Leaders	Susan L. Groenwald Robert A. Paul	40%	30%	30% mission
Home Office Functional Leaders	Donna N. Jennings Gena L. Ashe	40%	30%	30% ROIC

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

STOCK OPTIONS: Stock options reward long-term value creation through increases in stock price. To promote retention, stock option grants vest in equal installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem (except for the grant to the CEO this fiscal year, which vests 50% on each of the third and fourth anniversaries of the grant date). The Compensation Committee granted incentive stock options (“ISOs”) with a value of up to the $100,000 Internal Revenue Service (“IRS”) limitation applicable to each one-year vesting period. To the extent this limitation was met for any NEO, the remaining portion of the stock option award was issued in the form of non-qualified stock options. The Compensation Committee recognizes that Adtalem may not receive a tax deduction for ISOs, but weighed this consideration against the tax benefit ISOs provide to employees and the additional enhancement to Adtalem’s ability to attract and retain executives. The Compensation Committee determined it was in Adtalem’s best interest to continue utilizing ISOs in the manner described.

RSUs: RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem.

FINANCIAL-BASED PSUs: Adtalem’s financial-based PSUs are designed to reward strong rates of ROIC to focus executives on profitability and effective capital allocation. In fiscal year 2018, half of all PSUs granted to Ms. Wardell, Mr. Unzicker, 40% of all PSUs granted to Mr. Patel and all of the PSUs granted to Ms. Jennings and Ms. Ashe were financial-based PSUs tied to ROIC. Additionally, 60% of PSUs granted to Mr. Patel were financial-based PSUs tied to Professional Education finances. These PSUs vest after three years based ROIC performance, as compared to the goals outlined in the following table:

	ROIC Performance Goals (FY18-20)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
FY2018	8.00%	9.50%	11.00%
FY2019	8.00%	9.75%	12.00%
FY2020	9.00%	11.00%	13.00%
3-Year Goal	8.33%	10.00%	12.00%

At the start of the performance period, annual ROIC goals are set for each fiscal year, and three-year average ROIC goals are set for the full performance period. Vesting of the ROIC PSUs are determined as the greater of the sum of the individual payout for each of the three years in the cycle, or the payout based on the three-year average ROIC performance. Vesting for performance between threshold and target and between target and maximum is determined by straight-line interpolation.

MISSION-BASED PSUs: In fiscal year 2018, half of all PSUs granted to Ms. Wardell and Mr. Unzicker and all of the PSUs granted to Dr. Groenwald and Mr. Paul were mission-based PSUs. Mission-based PSUs granted for fiscal year 2018 are based on achieving certain academic goals over a three-year performance period. At the end of the three-year performance period, if threshold level performance is attained for each of the academic goals established for each institution, participants can earn between 50% and 150% of the target number of PSUs. If performance is below threshold for any individual academic measures, 0% of the PSUs will vest for that component of the awards. Straight-line interpolation will be used to determine achievement of PSUs to be vested between threshold and target and also between target and maximum payout of 150%.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

The following table outlines the goals for mission-based PSUs granted to Ms. Wardell and Mr. Unzicker in fiscal year 2018.

			Performance Goals (FY18-20)
Institution	Performance Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Chamberlain	BSN NCLEX 1st Time Pass Rate	25%	500 bps less than the national pass rate norm	National nursing college pass rate norm(1)	500 bps more than national pass rate norm
DeVry University	New Student Undergrad Persistence (3rd session of enrollment)	15%	55.0%	56.0%	57.0%
Adtalem Brazil	General Course Index (“IGC”)	20%	50th Percentile	60th Percentile	75th Percentile
Medical Programs (RUSM & AUC)	Step I	10%	International med school pass rate norm(2)	Midpoint between threshold and max	U.S. med school pass rate norm(3)
	Step II CK	10%	International med school pass rate norm(2)	Midpoint between threshold and max	U.S. med school pass rate norm(3)
	Step II CS	10%	International med school pass rate norm(2)	Midpoint between threshold and max	U.S. med school pass rate norm(3)
Carrington	Retention	10%	80.0%	82.5%	85.0%
(1)	The national pass rate norm is defined as the 3-year average 1st time pass rate of U.S. national baccalaureate graduates taking the NCLEX exam, as reported by the National Council of State Boards of Nursing (“NCSBN”) for the calendar years 2017, 2018, and 2019.
(2)	The international pass rate norm is defined as the 3-year average 1st time pass rate of medical school students attending institutions outside the U.S. or Canada taking the USMLE exams, as reported by the Educational Commission for Foreign Medical Graduates (ECFMG) for calendar years 2017, 2018, and 2019.
(3)	The U.S. pass rate norm is defined as the 3-year average 1st time pass rate of medical school students attending U.S. institutions taking the USMLE exams, as reported by the National Board of Medical Examiners (NBME) for calendar years 2017, 2018, and 2019.

The following table outlines the goals for the mission-based PSUs granted to Dr. Groenwald in fiscal year 2018.

			Performance Goals (FY18-20)
Institution	Performance Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Chamberlain	BSN NCLEX 1st Time Pass Rate	33.33%	500 bps less than the national pass rate norm	National nursing college pass rate norm(1)	500 bps more than national pass rate norm
	RN-BSN 1s t Session Retention	33.33%	83%	85%	87%
	Pre -Licensure BSN 3rd Session Retention	33.33%	88%	91%	94%
(1)	The national pass rate norm is defined as the 3-year average 1st time pass rate of U.S. national baccalaureate graduates taking the NCLEX exam, as reported by the NCSBN for the calendar years 2017, 2018, and 2019.

The following table outlines the goals for the mission-based PSUs granted to Mr. Paul in fiscal year 2018.

			Performance Goals (FY18-20)
Institution	Performance Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
DeVry University	New Student Undergrad Persistence (3rd session of enrollment)	50%	55.0%	56.0%	57.0%
	End of Course Evaluation Score (ECE)	50%	3.25	3.45	3.60
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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

For the CEO and CFO’s grants, the mission-based PSUs vest at the end of the performance period only if a 10% earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin is achieved. If the minimum EBITDA margin is not achieved, no award is vested. Adtalem believes this threshold for the CEO’s and CFO’s award is appropriate because the financial health of Adtalem is fundamental to our continued success and realizing our purpose. Similarly, if the academic and student outcome targets are not achieved, no award is vested — regardless of the success measured by EBITDA margin. If the minimum level of EBITDA margin performance is attained, the size of the payout is then based on meeting or exceeding the academic goals established for each institution across Adtalem.

Review of Performance Share Payouts from Fiscal Year 2015 Awards

Performance share awards granted in August 2015 vested in August 2018, with an overall payout of 71% of target, demonstrating that the high standards established for Adtalem’s institutions were challenging. The table below shows the performance measures and targets established for the August 2015 PSUs, the performance of each institution against such goals, and the resulting payout attributable to such institution.

				Performance Goals (FY16-18)
Institution	Performance Measure		Weighting	Threshold (80% Payout)	Target (100% Payout)	Maximum (120% Payout)	Performance Achieved	Payout (as % of Target)
Medical Programs (RUSM & AUC)	USMLE 1st Time Pass Rate: Step I		10%	78%	87%	96%	92%	112%
	USMLE 1st Time Pass Rate: Step II	CK	10%	78.67%	87.50%	96.33%	86.17%	97%
	USMLE 1st Time Pass Rate: Step II	CS	10%	81.33%	88.83%	96.33%	90.40%	104%
Chamberlain	BSN NCLEX 1st Time Pass Rate		30%	86%	90%	94%	82%	0%
DeVry University	Undergraduate Session to Session Persistence		30%	80.0%	82.7%	85.0%	82.4%	98%
Carrington	Retention		10%	80.0%	82.5%	85.0%	82.64%	101%
					Total Payout (as % of Target):			71%

47

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Stock Ownership Guidelines

Stock ownership guidelines are in place for all directors and executive officers of Adtalem and are intended to align their interests with our shareholders by requiring them to be subject to the same long-term stock price volatility our shareholders experience. Mr. Malafronte, who was appointed to the Board pursuant to a Support Agreement between Adtalem and a shareholder, IVA, and who has declined all compensation for his service, is not subject to the ownership guidelines.

Directors and executive officers are expected to maintain ownership of Adtalem’s Common Stock valued equal to or in excess of a multiple of their current base salary or annual retainer:

Number of Shares Equivalent to:
CEO	5 times base salary
CFO	3 times base salary
Key operational leaders	2 times base salary
All other executive officers	1 times base salary
All non-employee directors	3 times annual retainer

The stock ownership requirements were implemented in February 2010 for all directors and executive officers. Directors or executive officers have five years following their election, date of hire or promotion to an executive officer role, as the case may be, to achieve their stock ownership level. The CEO and CFO have five years from their appointment to comply with their stock ownership guidelines.

Shares that count toward satisfaction of the guidelines include Adtalem’s Common Stock directly and/or beneficially owned, Adtalem’s Common Stock held in Adtalem’s Profit Sharing 401(k) Retirement Plan, Adtalem’s Common Stock held in Adtalem’s Nonqualified Deferred Compensation Plan, vested RSUs, and the after-tax value of unvested RSUs and PSUs and/or vested in-the-money options, provided that these make up no more than 50% of the ownership expectation.

Ownership guidelines are deemed to be met for an executive who has met the ownership threshold and not sold his or her equity but fallen below the Board’s stock ownership guidelines solely due to declines in Adtalem’s Common Stock price. Absent exigent circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

Incentive Compensation Recoupment Policy

Adtalem has adopted an incentive compensation recoupment policy that applies to all executive officers. The policy provides that, in addition to any other remedies available to Adtalem (but subject to applicable law), if the Board or any committee of the Board determines that it is appropriate, Adtalem may recover (in whole or in part) any incentive payment, commission, equity award or other incentive compensation received by an executive officer of Adtalem to the extent that such incentive payment, commission, equity award or other incentive compensation is or was paid on the basis of any financial results that are subsequently restated due to executive officer conduct that is determined by the independent directors to have been knowingly or intentionally, fraudulent or illegal.

48

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Deferred Compensation

Adtalem maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the annual cash incentive (MIP) compensation until termination of service or certain other specified dates. Adtalem credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Adtalem’s Success Sharing Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

The Nonqualified Deferred Compensation Plan is not funded by Adtalem and participants have an unsecured contractual commitment by Adtalem to pay the amounts due under such plan.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness.

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Adtalem, including health, disability and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Success Sharing Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services. Leased automobiles or cash automobile allowances were eliminated at the beginning fiscal year 2018 for all NEOs.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Adtalem did not change materially in fiscal year 2018 versus 2017, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2018 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal years 2016, 2017 and 2018 to each of the NEOs.

49

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Employment Agreements
Adtalem has entered into employment agreements with each currently employed NEO that provide for:

Employment Agreements

Employment agreements provide NEOs with a guaranteed level of financial protection upon loss of employment. Adtalem believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that agreements provide:

- Security and incentives that help retain and attract top executives;
- Greater ability for Adtalem to retain key executives following an extraordinary corporate transaction; and
- Benefits to Adtalem including non-competition and non-solicitation covenants by NEOs.

•	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
•	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
•	Benefits and perquisites generally available to senior management;
•	Reimbursement of expenses consistent with Adtalem’s policy in effect at the time; and
•	Severance benefits that will be provided upon certain terminations of employment, as further described on page 63 under the caption “2018 Potential Payments Upon Termination or Change-in-Control.”

CHANGE-IN-CONTROL

Adtalem provides benefits to its NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, as of November 8, 2017, when Shareholders approved the Fourth Amended and Restated Incentive Plan of 2013, Adtalem’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change in control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change in control. Awards issued prior to November 8, 2017 provide for accelerated vesting in the event of a change in control.

See “2018 Potential Payments Upon Termination or Change-in-Control” on page 63 for a detailed description of potential payments and benefits to the NEOs under Adtalem’s compensation plans and arrangements upon termination of employment or a change of control of Adtalem.

50

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Deductibility of Compensation

Adtalem analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly traded companies for certain compensation in excess of $1 million per year paid to “covered employees.” Prior to the recent enactment of the Tax Cuts and Jobs Act, “covered employees” were defined as the CEO and the three other most highly compensated officers, other than the CFO, employed at year-end, and compensation that satisfied the Internal Revenue Code’s requirements for performance-based compensation was not subject to the deduction limitation. However, the performance-based exception from the deduction limitation has now been repealed under the Tax Cuts and Jobs Act and the definition of “covered employees” has been expanded to include, among others, the CFO and certain former executive officers, effective for taxable years beginning after December 31, 2017, subject to certain transition relief.

The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved and may in the future approve compensation arrangements for executive officers that are not fully deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2018, Mr. Malafronte (Chair), Mr. Burke, Mr. Logan, and Mr. Ruiz served on the Compensation Committee. In November 2017, Mr. Ruiz’s term as director expired and Mr. Malafronte was appointed Chair of the Compensation Committee with Mr. Burke and Mr. Logan continuing to serve as Compensation Committee members. No member of the Compensation Committee during fiscal year 2018 was an officer or employee of Adtalem while serving as a member of the Compensation Committee, was formerly an officer of Adtalem, or had any relationship requiring disclosure by Adtalem as a related party transaction under Item 404 of Regulation S-K. During fiscal year 2018, none of Adtalem’s executive officers served on the board of directors or compensation committee or equivalent of another entity, any officers of which served either on Adtalem’s Board or its Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Adtalem in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with Adtalem’s management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair
William W. Burke
Lyle Logan

51

PROXY STATEMENT	Executive Compensation – Tables

Executive Compensation Tables

2018 Summary Compensation Table

This table shows the compensation of each of our NEOs for fiscal years 2018, 2017 and 2016, which ended June 30, 2018, June 30, 2017 and June 30, 2016, respectively.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)		Option Awards ($)(7)		Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)		Total ($)
Lisa W. Wardell	2018	1,000,529	—	4,499,886	(16)	4,915,314	(16)	1,190,869	115,611	(9)	11,722,209
Chief Executive	2017	929,423	—	2,684,087		1,741,417		1,000,485	41,668	(9)	6,397,080
Officer and President	2016	65,404	—	1,842,208		1,815,770		95,262	10,288	(9)	3,828,932
Patrick J. Unzicker	2018	492,788	—	540,027		393,181		407,289	42,733	(10)	1,876,018
Senior Vice President,	2017	410,000	—	298,338		193,389		294,483	31,419	(10)	1,227,629
Chief Financial Officer and Treasurer	2016	289,440	—	191,145		90,767		112,936	28,303	(10)	712,591
Mehul R. Patel	2018	337,385	250,000	529,816		—		215,827	13,490	(11)	1,346,518
Group President,
Professional Education
Susan L. Groenwald(1)	2018	443,938	—	315,270		229,325		288,583	57,049	(12)	1,334,165
Former President,	2017	433,800	—	298,779		193,389		287,831	54,055	(12)	1,267,854
Chamberlain University
Donna N. Jennings	2018	369,751	—	269,844		196,774		238,630	42,738	(13)	1,117,737
Senior Vice President,
Human Resources
Robert A. Paul(2)	2018	683,510	—	299,676		218,353		—	85,575	(14)	1,287,114
Former President,	2017	406,960	—	298,779		193,389		270,214	54,370	(14)	1,223,712
DeVry University	2016	398,626	—	286,220		282,217		241,068	55,380	(14)	1,263,511
Gena L. Ashe(3)	2018	360,435	—	299,676		218,353		163,086	112,161	(15)	1,153,711
Former Senior Vice President, Corporate
Secretary and General Counsel
(1)	Retired as President, Chamberlain University on July 17, 2018.
(2)	Resigned as President, DeVry University on September 6, 2017.
(3)	Resigned as Senior Vice President, Corporate Secretary and General Counsel on January 29, 2018.
(4)	This column shows the salaries paid by Adtalem to its NEOs in fiscal years 2018, 2017 and 2016. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Ms. Wardell – $30,016 for 2018 and $14,096 for 2017; Mr. Unzicker – $9,856 for 2018, $8,200 for 2017 and $15,228 for 2016; Mr. Patel - $10,237 for 2018; Dr. Groenwald – $17,757 for 2018 and $17,352 for 2017; Ms. Jennings - $7,395 for 2018; Mr. Paul – $4,184 for 2018, $36,334 for 2017 and $28,355 for 2016; and Ms. Ashe – $0 for 2018. Amounts shown are inclusive of these deferrals.
(5)	This column includes the $250,000 signing bonus paid to Mr. Patel in fiscal year 2018.
(6)	The amounts reported in the Stock Awards column represents the grant date fair value of awards of both PSUs and RSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2018, 2017 and 2016 calculations can be found at Note 5 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2018; Note 6 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2017; and Note 4 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2016, respectively. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2018 Grants of Plan-Based Awards shows the values of PSU awards assuming that the highest levels of the performance conditions are achieved.
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Executive Compensation – Tables	PROXY STATEMENT

(7)	The amounts reported in the Options Awards column represents the grant date fair value, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2018, 2017 and 2016 calculations can be found at Note 5 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2018; Note 6 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2017; and Note 4 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2016, respectively.
(8)	The MIP compensation reported in this column was earned in fiscal years 2018, 2017 and 2016 and paid in fiscal years 2019, 2018 and 2017, respectively, based upon the MIP guidelines. The NEOs have elected to defer a portion of their MIP compensation under the Nonqualified Deferred Compensation Plan, as follows: Ms. Wardell $119,087 for 2018 and $100,049 for 2017 and Mr. Paul - $24,107 for 2016. Amounts shown are inclusive of these deferrals.
(9)	All other compensation reported for Ms. Wardell, for fiscal years 2018, 2017 and 2016, respectively, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $20,198 for 2018, $18,552 for 2017 and $0 for 2016; (ii) Adtalem’s contributions credited under the Nonqualified Deferred Compensation Plan, $86,603 for 2018, $0 for 2017 and $0 for 2016 (iii) group life insurance, $810 for 2018, $810 for 2017 and $62 for 2016; (iv) personal financial planning services, $8,000 for 2018, $6,000 for 2017 and $0 for 2016; and (v) cash dividend equivalent payments on unvested restricted stock units, $16,306 for 2017 and $10,226 for 2016.
(10)	All other compensation reported for Mr. Unzicker, for fiscal years 2018, 2017 and 2016, respectively, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $19,600 for 2018, $18,779 for 2017 and $17,749 for 2016; (ii) Adtalem’s contributions credited under the Nonqualified Deferred Compensation Plan, $22,354 for 2018, $10,775 for 2017 and $7,650 for 2016; (iii) group life insurance, $779 for 2018, $648 for 2017 and $367 for 2016; and (iv) cash dividend equivalent payments on unvested restricted stock units, $1,217 for 2017 and $2,537 for 2016.
(11)	All other compensation reported for Mr. Patel, for fiscal year 2018, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $11,758; (ii) group life insurance, $482; and (iii) colleague referral bonus, $1,250.
(12)	All other compensation reported for Dr. Groenwald, for fiscal years 2018 and 2017, respectively, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,746 for 2018 and $16,754 for 2017; (ii) Adtalem’s contributions credited under the Nonqualified Deferred Compensation Plan, $28,527 for 2018 and $25,749 for 2017; (iii) group life insurance, $4,776 for 2018 and $3,544 for 2017; (iv) personal financial planning services, $6,000 for 2018 and $6,000 for 2017; and (v) cash dividend equivalent payments on unvested restricted stock units, $2,008 for 2017.
(13)	All other compensation reported for Ms. Jennings for fiscal year 2018, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,953; (ii) Adtalem’s contributions credited under the Nonqualified Deferred Compensation Plan, $17,131; (iii) group life insurance, $1,654; and (iv) personal financial planning services, $6,000.
(14)	All other compensation reported for Mr. Paul, for fiscal years 2018, 2017 and 2016, respectively, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $9,174 for 2018, $16,723 for 2017 and $17,437 for 2016; (ii) Adtalem’s contributions credited under the Nonqualified Deferred Compensation Plan, $9,451 for 2018, $22,753 for 2017 and $21,798 for 2016; (iii) car allowance, $6,000 for 2017 and $6,000 for 2016; (iv) group life insurance, $152 for 2018, $643 for 2017 and $628 for 2016; (v) personal financial planning services, $3,000 for 2018, $6,000 for 2017 and $6,000 for 2016; (vi) cash dividend equivalent payments on unvested restricted stock units, $0 for 2018, $2,251 for 2017 and $3,517 for 2016; (vii) cash payment in lieu of benefits, $40,000 for 2018; (viii) outplacement services, $12,000 for 2018; and (ix) lump sum payout of unused vacation days, $11,798 for 2018.
(15)	All other compensation reported for Ms. Ashe for fiscal year 2018, represents (i) Adtalem’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $8,535; (ii) group life insurance, $1,434; (iii) lump sum payout of unused vacation days, $8,630 for 2018; (iv) relocation benefits, $92,362; and (v) cash payment in lieu of benefits, $1,200.
(16)	Ms. Wardell’s equity grant for fiscal year 2018 (granted in August 2017) was a front-loaded, two-year award valued at approximately $9.4 million. The Board and Compensation Committee have determined that this grant represents Ms. Wardell’s long-term incentive awards for both fiscal year 2018 and fiscal year 2019. Ms. Wardell has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. This grant was determined by the Board and Compensation Committee to drive Ms. Wardell’s focus on performance over the next several years on key academic and financial metrics.
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PROXY STATEMENT	Executive Compensation – Tables

Employment Agreements

EMPLOYMENT AGREEMENTS WITH CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS

Adtalem has entered into employment agreements with each of its currently employed NEOs, which are described on page 50 under the caption “Employment Agreements.”

54

Executive Compensation – Tables	PROXY STATEMENT

2018 GRANTS OF PLAN-BASED AWARDS

This table sets forth information for each NEO with respect to (1) estimated future payouts under non-equity incentive plan awards that could have been earned for fiscal year 2018, (2) estimated future payouts under equity incentive plan awards granted in fiscal year 2018, (3) RSUs granted in fiscal year 2018, and (4) stock options granted in fiscal year 2018.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards(8)
Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)		Target (#)		Maximum (#)
Lisa W. Wardell
	532,875	1,065,750	2,131,500
08/23/2017				66,370	(9)	132,740	(10)	199,110	(11)				$4,499,886
08/23/2017											335,975	33.90	$4,915,314
Patrick J. Unzicker
	179,375	358,750	717,500
08/23/2017				5,310	(9)	10,620	(10)	15,930	(11)				$360,018
08/23/2017											26,875	33.90	$393,181
08/23/2017										5,310			$180,009
Mehul R. Patel
	123,294	246,588	493,176
11/07/2017				3,575	(15)	7,150	(16)	10,725	(17)				$264,908
11/07/2017										7,150			$264,908
Susan L. Groenwald
	144,893	289,786	579,572
08/23/2017				2,325	(12)	4,650	(13)	6,975	(14)				$157,635
08/23/2017											15,675	33.90	$229,325
08/23/2017										4,650			$157,635
Donna N. Jennings
	92,830	185,661	371,322
08/23/2017				1,990	(15)	3,980	(16)	5,970	(17)				$134,922
08/23/2017											13,450	33.90	$196,774
08/23/2017										3,980			$134,922
Robert A. Paul
08/23/2017				2,210	(12)	4,420	(13)	6,630	(14)				$149,838
08/23/2017											14,925	33.90	$218,353
08/23/2017										4,420			$149,838
Gena L. Ashe
	82,760	165,519	331,038
08/23/2017				2,210	(15)	4,420	(16)	6,630	(17)				$149,838
08/23/2017											14,925	33.90	$218,353
08/23/2017										4,420			$149,838
(1)	Payouts under the MIP were based on performance in fiscal year 2018. Therefore, the information in the “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 22, 2017. The amounts actually paid under the MIP for fiscal year 2018 appear in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table.
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PROXY STATEMENT	Executive Compensation – Tables

(2)	PSUs were granted under the Fourth Amended and Restated Incentive Plan of 2013. PSUs are paid out at the end of the three-year performance period if certain performance goals are achieved.
(3)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal. If a performance goal threshold is met or exceeded, then the performance would result in a payment ranging from the threshold amount (50% of the target) to the maximum amount (200% of target) for such performance goal, depending upon the level at which the performance goal had been attained.
(4)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.
(5)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 200% of the Target.
(6)	Stock option awards on August 23, 2017 were issued as part of the annual incentive award under the Fourth Amended and Restated Incentive Plan of 2013, which become exercisable at 25% per year for four years beginning on the first anniversary of the date of grant and have a maximum term of ten years.
(7)	All options granted to on August 23, 2017 have an exercise price equal to the closing sales price of the Common Stock on the date of grant.
(8)	This column shows the grant date fair value of PSUs (assuming payout at target value), RSUs and stock options granted on August 23, 2017 and November 7, 2017, in fiscal year 2018, computed in accordance with FASB ASC Topic 718, which was $14.63 for stock options and $33.90 for each of RSUs and PSUs granted on August 23, 2017 and $37.05 for each of RSUs and PSUs granted on November 7, 2017. Also see Note 5 to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2018 for an explanation of the assumptions made by Adtalem in the valuation of stock option awards.
(9)	Comprised of 50% Mission-Based and 50% Financial-Based PSUs. For the Mission-Based PSUs, at the end of the three-year performance period, participants can earn a threshold of 50% of the target number of PSUs if threshold level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is below threshold for any individual academic focused student outcome measures, 0% of the PSUs will vest for that component of the awards. For the awards to Ms. Wardell and Mr. Unzicker, a minimum of 10% three-year average EBITDA margin must be attained during fiscal years 2018 through 2020 or no Mission-Based PSUs will vest whatsoever, regardless of the academic-focused student outcome performance. For the Financial-Based PSUs, at the end of the three-year performance period, participants can earn a threshold of 50% of the target number of PSUs if threshold level ROIC performance is attained during the three-year performance period. Straight-line interpolation will be used for both Mission-Based PSUs and Financial-Based PSUs to determine achievement between threshold and target.
(10)	Comprised of 50% Mission-Based and 50% Financial-Based PSUs. For the Mission-based PSUs, at the end of the three-year performance period, participants can earn 100% of the target number of PSUs if target level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. For the awards to Ms. Wardell and Mr. Unzicker, a minimum of 10% three-year average EBITDA margin must be attained during fiscal years 2018 through 2020 or no Mission-Based PSUs will vest whatsoever, regardless of the academic-focused student outcome performance. For the Financial-based PSUs, at the end of the three-year performance period, participants can earn 100% of the target number of PSUs if target level ROIC performance is attained during the three-year performance period.
(11)	Comprised of 50% Mission-Based and 50% Financial-Based PSUs. For the Mission-based PSUs, at the end of the three-year performance period, participants can earn a maximum of 150% of the target number of PSUs if maximum level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is at or above maximum for any individual academic focused student outcome measures, 150% of the PSUs will vest for that component of the awards. For the awards to Ms. Wardell and Mr. Unzicker, a minimum of 10% three-year average EBITDA margin must be attained during fiscal years 2018 through 2020 or no Mission-Based PSUs will vest whatsoever, regardless of the academic-focused student outcome performance. For the Financial-based PSUs, at the end of the three-year performance period, participants can earn a maximum of 150% of the target number of PSUs if maximum level ROIC performance is attained during the three-year performance period. Straight-line interpolation will be used for both Mission-Based PSUs and Financial-Based PSUs to determine achievement between threshold and target.
(12)	Comprised of Mission-Based PSUs. At the end of the three-year performance period, participants can earn a threshold of 50% of the target number of PSUs if threshold level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is below threshold for any individual academic focused student outcome measures, 0% of the PSUs will vest for that component of the awards. Straight-line interpolation will be used to determine achievement between threshold and target.
(13)	Comprised of Mission-Based PSUs. At the end of the three-year performance period, participants can earn 100% of the target number of PSUs if target level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution.
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Executive Compensation – Tables	PROXY STATEMENT

(14)	Comprised of Mission-Based PSUs. At the end of the three-year performance period, participants can earn a maximum of 150% of the target number of PSUs if maximum level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is at or above maximum for any individual academic focused student outcome measures, 150% of the PSUs will vest for that component of the awards. Straight-line interpolation will be used to determine achievement between target and maximum.
(15)	Comprised of Financial-Based PSUs. At the end of the three-year performance period, participants can earn 50% of the target number of PSUs if threshold level ROIC performance is attained during the three-year performance period. Straight-line interpolation will be used to determine achievement between threshold and target.
(16)	Comprised of Financial-Based PSUs. At the end of the three-year performance period, participants can earn 100% of the target number of PSUs if target level ROIC performance is attained during the three-year performance period.
(17)	Comprised of Financial-Based PSUs. At the end of the three-year performance period, participants can earn 150% of the target number of PSUs if maximum ROIC level performance or above is attained during the three-year performance period. Straight-line interpolation will be used to determine achievement between target and maximum.
57

PROXY STATEMENT	Executive Compensation – Tables

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to (i) each grant of options to purchase Adtalem Common Stock that was made at any time, had not yet been exercised, and remained outstanding at June 30, 2018 and (ii) unvested RSUs and PSUs as of June 30, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Lisa W. Wardell	3,500	—	52.96	11/12/2018
	66,756	133,513	17.54	5/26/2026
	47,893	143,682	23.78	8/25/2026
	—	335,975	33.90	8/23/2027
					54,758	2,633,860	261,170	12,562,277
Patrick J. Unzicker	2,100	—	51.23	8/28/2018
	1,975	—	52.28	8/28/2019
	3,225	—	38.71	8/27/2020
	3,775	—	41.87	8/24/2021
	9,425	—	18.60	8/29/2022
	7,125	—	28.32	8/21/2023
	3,656	1,219	43.47	8/20/2024
	4,462	4,463	26.23	8/26/2025
	5,318	15,957	23.78	8/25/2026
	—	26,875	33.90	8/23/2027
					9,601	461,808	24,890	1,197,209
Mehul R. Patel					7,150	343,915	7,150	343,915
Susan L. Groenwald	1,525	—	51.23	8/28/2018
	2,500	—	52.28	8/28/2019
	7,150	—	38.71	8/27/2020
	7,950	—	41.87	8/24/2021
	8,362	2,788	43.47	8/20/2024
	—	9,650	26.23	8/26/2025
	—	15,957	23.78	8/25/2026
	—	15,675	33.90	8/23/2027
					11,863	570,610	21,100	1,014,910
Donna N. Jennings	9,375	—	51.23	8/28/2018
	6,875	—	52.28	8/28/2019
	11,050	—	38.71	8/27/2020
	11,575	—	41.87	8/24/2021
	14,831	—	18.60	8/29/2022
	14,675	—	28.32	8/21/2023
	7,312	2,438	43.47	8/20/2024
	8,925	8,925	26.23	8/26/2025
	4,100	12,300	23.78	8/25/2026
	—	13,450	33.90	8/23/2027
					10,068	484,271	12,370	594,997
Robert A. Paul	2,737	—	51.23	8/28/2018
	3,525	—	52.28	9/6/2018
					—	—	5,480	263,588
Gena L. Ashe					—	—	—	—
58

Executive Compensation – Tables	PROXY STATEMENT

(1)	The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 25% on each of the first four anniversaries of the date of grant. Ms. Wardell’s November 12, 2018 expiration dated grant relates to an option granted to her during her years of service on Adtalem’s Board and vested 100% on November 12, 2009. Ms. Wardell’s May 26, 2026 expiration dated grant relates to an option granted to her as part of an initial sign-on award granted upon her appointment as President and CEO to compensate for forgone compensation at her prior employer and to align her compensation with Adtalem’s performance. As part of Mr. Paul’s August 31, 2017 separation agreement, he was provided with an acceleration of awards set to vest within one year of his termination date and one year to exercise any remaining outstanding stock options.
Option Expiration Dates	Grant Dates	Options Vesting Dates
8/28/2018	8/28/2008	8/28/2009	8/28/2010	8/28/2011	8/28/2012
8/28/2019	8/28/2009	8/28/2010	8/28/2011	8/28/2012	8/28/2013
8/27/2020	8/27/2010	8/27/2011	8/27/2012	8/27/2013	8/27/2014
8/24/2021	8/24/2011	8/24/2012	8/24/2013	8/24/2014	8/24/2015
8/29/2022	8/29/2012	8/29/2013	8/29/2014	8/29/2015	8/29/2016
8/21/2023	8/21/2013	8/21/2014	8/21/2015	8/21/2016	8/21/2017
8/20/2024	8/20/2014	8/20/2015	8/20/2016	8/20/2017	8/20/2018
8/26/2025	8/26/2015	8/26/2016	8/26/2017	8/26/2018	8/26/2019
5/26/2026	5/26/2016	5/26/2017	5/26/2018	5/26/2019	5/26/2020
8/25/2026	8/25/2016	8/25/2017	8/25/2018	8/25/2019	8/25/2020
8/23/2027	8/23/2017	8/23/2018	8/23/2019	8/23/2020	8/23/2021
(2)	The table below details the vesting schedule for RSUs, which vest 25% on each of the first four anniversaries of the date of grant.
Name	Grant Date	Number of RSUs Vesting
		Year 1	Year 2	Year 3	Year 4	Total
Lisa W. Wardell	5/26/2016	—	—	13,185	13,185	26,370
Lisa W. Wardell	8/25/2016	—	9,463	9,462	9,463	28,388
Patrick J. Unzicker	8/20/2014	—	—	—	253	253
Patrick J. Unzicker	8/26/2015	—	—	440	440	880
Patrick J. Unzicker	8/25/2016	—	1,053	1,052	1,053	3,158
Patrick J. Unzicker	8/23/2017	1,327	1,328	1,327	1,328	5,310
Mehul R. Patel	11/7/2017	1,787	1,788	1,787	1,788	7,150
Susan L. Groenwald	8/20/2014	—	—	—	575	575
Susan L. Groenwald	8/26/2015	—	—	952	953	1,905
Susan L. Groenwald	8/25/2016	—	1,578	1,577	1,578	4,733
Susan L. Groenwald	8/23/2017	1,162	1,163	1,162	1,163	4,650
Donna N. Jennings	8/20/2014	—	—	—	503	503
Donna N. Jennings	2/10/2015	—	—	—	175	175
Donna N. Jennings	8/26/2015	—	—	882	883	1,765
Donna N. Jennings	8/25/2016	—	1,215	1,215	1,215	3,645
Donna N. Jennings	8/23/2017	995	995	995	995	3,980
(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $48.10 (the closing market price of Adtalem’s Common Stock for June 29, 2018).
59

PROXY STATEMENT	Executive Compensation – Tables

(4)	The table below details the vesting schedule for PSUs. In general, PSUs vest following the third anniversary of their grant date.
Name	Grant Date	Vesting Date	Number of PSUs Vesting
Lisa W. Wardell	5/26/2016	8/26/2018	52,740
Lisa W. Wardell	8/25/2016	8/25/2019	75,690
Lisa W. Wardell	8/23/2017	8/23/2020	132,740
Patrick J. Unzicker	8/26/2015	8/26/2018	1,760
Patrick J. Unzicker	11/4/2015	11/4/2018	4,100
Patrick J. Unzicker	8/25/2016	8/25/2019	8,410
Patrick J. Unzicker	8/23/2017	8/23/2020	10,620
Mehul R. Patel	11/7/2017	11/7/2020	7,150
Susan L. Groenwald	5/12/2015	8/26/2018	6,330
Susan L. Groenwald	8/26/2015	8/26/2018	3,810
Susan L. Groenwald	8/25/2016	8/25/2019	6,310
Susan L. Groenwald	8/23/2017	8/23/2020	4,650
Donna N. Jennings	8/26/2015	8/26/2018	3,530
Donna N. Jennings	8/25/2016	8/25/2019	4,860
Donna N. Jennings	8/23/2017	8/23/2020	3,980
Robert A. Paul	8/26/2015	8/26/2018	5,480
(5)	Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $48.10 (the closing market price of Adtalem’s Common Stock for June 29, 2018). The value provided assumes a PSU payout at target value.
60

Executive Compensation – Tables	PROXY STATEMENT

2018 OPTION EXERCISES AND STOCK VESTED

This table sets forth information concerning (1) the exercise during fiscal year 2018 of options to purchase shares of Common Stock by each of the NEOs, (2) the dollar amount realized on exercise of the exercised options, (3) the vesting during fiscal year 2018 of PSUs and RSUs, and (4) the dollar amount realized on vesting of PSUs and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lisa W. Wardell	66,756	2,153,398	22,647	941,403
Patrick J. Unzicker	—	—	3,138	106,599
Mehul R. Patel	—	—	—	—
Susan L. Groenwald	48,093	1,021,247	14,006	475,646
Donna N. Jennings	4,944	82,790	4,852	166,838
Robert A. Paul	89,680	1,077,928	11,079	383,538
Gena L. Ashe	—	—	—	—
(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.
(2)	Value Realized on Vesting. For each NEO, other than Ms. Wardell, Mr. Patel, Dr. Groenwald and Ms. Ashe, these amounts represent PSUs originally granted in August 2014 that vested in August 2017. For Dr. Groenwald these amounts represent PSUs originally granted in May 2014 that vested in August 2017 and PSUs originally granted in August 2014 that vested in August 2017. For each NEO, other than Ms. Wardell, Mr. Patel and Ms. Ashe, these amounts also represent RSUs originally granted in August 2013, August 2014, August 2015 and August 2016 that vested in August 2017. For Ms. Wardell, these amounts represent RSUs originally granted in May 2016 that vested in May 2018 and RSUs originally granted in August 2016 that vested in August 2017. For Ms. Jennings, these amounts also represent RSUs originally granted in February 2015 that vested in February 2018. For Mr. Paul, these amounts also represent RSUs originally granted in August 2014, August 2015, August 2016 and August 2017 that vested in September 2017.
61

PROXY STATEMENT	Executive Compensation – Tables

2018 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth the contributions by each NEO and Adtalem for fiscal year 2018, the earnings accrued on each NEO’s account balance in 2018 and the account balance at June 30, 2018 under the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Employer Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
Lisa W. Wardell	130,064	86,603	44,887	567,802
Patrick J. Unzicker	9,856	22,354	15,286	269,147
Mehul R. Patel	10,237	—	(89)	10,149
Susan L. Groenwald	17,757	28,527	13,180	243,845
Donna N. Jennings	7,395	17,131	42,672	603,199
Robert A. Paul	4,184	9,451	42,562	439,798
Gena L. Ashe	—	—	—	—
(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2018 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 4 and 8 of the 2018 Summary Compensation Table for specific deferrals made by each NEO.
(2)	Employer Contributions in Last Fiscal Year. The amount of Adtalem contributions made and reported in this column is included in each NEO’s compensation reported on the 2018 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for fiscal year 2018. These amounts are not reported in the 2018 Summary Compensation Table.
(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2018 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2018 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of annual cash incentive (MIP) compensation until termination of service with Adtalem or certain other specified dates. Adtalem credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Adtalem’s Success Sharing Retirement Plan, and their matching contributions to the Success Sharing Retirement Plan are limited by applicable Internal Revenue Code provisions. Adtalem may also credit participants’ accounts with discretionary success sharing contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

62

Executive Compensation – Tables	PROXY STATEMENT

2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Adtalem provides benefits to certain of the NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change in control of Adtalem, regardless of whether a termination of employment occurs for awards granted prior to November 8, 2017.

Employment Agreements

MS. WARDELL

Adtalem entered into an employment agreement with Ms. Wardell effective as of her May 24, 2016 appointment as President and CEO. The employment agreement provides, among other things, that if her employment is terminated by Adtalem without “cause” or by Ms. Wardell with “good reason,” and if she executes a release of claims, she will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change in control,” and she executes a release of claims, she will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to her for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

OTHER NEOS

Adtalem has entered into similar employment arrangements with each of the other NEOs. These employment agreements provide, among other things, that if the NEO’s employment with Adtalem is terminated by Adtalem without “cause” or by the NEO with “good reason”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•	For Mr. Unzicker and Mr. Patel, one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments, and for Ms. Jennings, one times the sum of her base salary plus target MIP award, payable in 12 equal monthly installments;
•	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
•	For Mr. Unzicker and Mr. Patel, 18 months of continued health benefit plan coverage at active employee rates following the termination date; and for Ms. Jennings, 12 months of continued health benefit plan coverage at active employee rates following the termination date; and
•	For Mr. Unzicker and Mr. Patel, access to a senior executive level outplacement program at Adtalem’s sole expense for 9 months, and for Ms. Jennings, access to a senior executive level outplacement program at Adtalem’s sole expense for 6 months.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change in control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•	For Mr. Unzicker and Mr. Patel, two times the sum of their base salary plus target MIP award, payable in 24 equal monthly payments, and for Ms. Jennings, one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments;
•	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance, paid in a lump sum at the time MIP awards are paid to other employees;
•	For Mr. Unzicker and Mr. Patel, 24 months of continued health benefit plan coverage at active employee rates following the termination date; and for Ms. Jennings, 18 months of continued health benefit plan coverage at active employee rates following the termination date; and
63

PROXY STATEMENT	Executive Compensation – Tables

•	For Mr. Unzicker and Mr. Patel, access to a senior executive level outplacement program at Adtalem’s sole expense for 12 months, and for Ms. Jennings, access to a senior executive level outplacement program at Adtalem’s sole expense for 9 months.

For purposes of all of the employment agreements:

•	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO or the CEO’s designee, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Adtalem’s Board in connection with any transaction entered into by, or on behalf of, Adtalem, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Adtalem;
•	“change in control” shall have the meaning set forth in the Amended and Restated Incentive Plan of 2005; and
•	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Adtalem has not cured within 30 days after the NEO has provided Adtalem notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO.

EQUITY AWARD PLANS

The equity award agreements under which options, RSUs and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change in control of Adtalem. The provisions of the equity award agreements under which options, PSUs and RSUs were granted to employees, including the NEOs, provide the following:

•	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
•	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options and RSUs, and the options will be exercisable until the earlier of one year from termination or the expiration of the term of the option.
•	If the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of its amendment and restatement of the 2013 Plan. In November 2017, Adtalem’s shareholders approved the proposed amendment and restatement of the 2013 Plan. As a result, vesting of future grants of equity awards (the “Awards”) will accelerate upon a change in control only in the event Adtalem (or its successor) ceases to be publicly traded, or the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the new double-trigger vesting rules, newly issued Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a Change in Control. All Awards issued prior to shareholder approval in November 2017 will continue to have a single trigger vesting rules as described above.

64

Executive Compensation – Tables	PROXY STATEMENT

2018 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change in control events, had such an event occurred on June 30, 2018. For Mr. Paul and Ms. Ashe, the tables set forth below reflect what the NEO actually received when the NEO resigned from Adtalem on September 6, 2017 and January 29, 2018, respectively. For Dr. Groenwald the tables set forth below reflect what she actually received when she retired as President, Chamberlain University on July 17, 2018.

TERMINATION OF EMPLOYMENT — NO CHANGE IN CONTROL

Name:	Lisa W. Wardell	Patrick J. Unzicker	Mehul R. Patel	Susan L. Groenwald(1)	Donna N. Jennings	Robert A. Paul(2)	Gena L. Ashe(3)
Salary:	$1,015,000	$768,750	$645,000	$445,825	$371,322	$634,658	$712,500
MIP Target Amount:	—	$538,125	$451,500	$289,786	$185,661	$412,528	$427,500
Pro-Rated MIP:	$1,190,869	$407,289	$215,827	$288,583	$238,630	—	$163,086
Continued Health Coverage:	—	$23,004	$23,004	$5,676	$15,216	—	$23,688
Outplacement Services:	—	$12,000	$12,000	$8,000	$8,000	$12,000	—
TOTAL	$2,205,869	$1,749,168	$1,347,331	$1,037,870	$818,829	$1,059,186	$1,315,428
(1)	Retired as President, Chamberlain University on July 17, 2018.
(2)	Resigned as President, DeVry University on September 6, 2017.
(3)	Resigned as Senior Vice President, Corporate Secretary and General Counsel on January 29, 2018.

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL

Name:	Lisa W. Wardell	Patrick J. Unzicker	Mehul R. Patel	Susan L. Groenwald	Donna N. Jennings
Salary:	$2,030,000	$1,025,000	$860,000	$668,737	$556,983
MIP Target Amount:	$1,095,677	$717,500	$602,000	$434,679	$278,491
Pro-Rated MIP:	—	$407,289	$215,827	$288,583	$238,630
Continued Health Coverage:	—	$30,672	$30,672	$8,514	$22,824
Outplacement Services:	—	$16,000	$16,000	$12,000	$12,000
Value of Vesting of Unvested Stock Options, RSUs and PSUs(1):	$27,541,485	$2,531,966	$687,830	$2,420,133	$1,775,871
TOTAL:	$30,667,162	$4,728,427	$2,412,329	$3,832,646	$2,884,799
(1)	The outstanding equity awards vest upon a change of control. The value of the options is based on the difference between the exercise price and $48.10 (the closing market price of the Common Stock for June 29, 2018). The value of the RSUs and PSUs is based on the closing market price of the Common Stock for June 29, 2018. PSUs vest at the target level.

CHANGE IN CONTROL — NO TERMINATION OF EMPLOYMENT

Name:	Lisa W. Wardell	Patrick J. Unzicker	Mehul R. Patel	Susan L. Groenwald	Donna N. Jennings
Value of Vesting of Unvested Stock Options, RSUs and PSUs(1):	$27,541,485	$2,531,966	$687,830	$2,420,133	$1,775,871
(1)	The value of the unvested stock options is based on the difference between the exercise price and $48.10 (the closing market price of the Common Stock for June 29, 2018). The value of RSUs and PSUs is based on the closing market price of the Common Stock for June 29 2018. PSUs vest at target level.
65

PROXY STATEMENT	CEO PAY RATIO

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our President and CEO, Ms. Wardell, as disclosed in the 2018 Summary Compensation Table, to the annual total compensation of our median employee.

We identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Adtalem on June 30, 2018 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers, but did not include independent contractors and leased workers. Compensation was annualized for all employees who were hired by us in fiscal year 2018 but did not work for us for the entire year. No annualization was applied to any adjunct faculty or federal work-study student workers as permitted under the rules. After identifying the median employee, fiscal year 2018 annual total compensation was calculated in the same manner as reflected in the 2018 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that our estimation of the fiscal year 2018 annual total compensation of our median employee was $25,034 and our estimation of the ratio of our CEO’s fiscal year 2018 annual total compensation to the fiscal year 2018 annual total compensation of our median employee is 468:1.

Our CEO’s fiscal year 2018 annual total compensation includes an equity grant that was a front-loaded, two-year award valued at approximately $9.4 million. The Board and Compensation Committee have determined that this grant represents our CEO’s long-term incentive awards for both fiscal year 2018 and fiscal year 2019. Our CEO has not received, and will not receive, any form of long-term incentive award in fiscal year 2019. The Board and Compensation Committee approved this grant to drive our CEO’s focus on performance over the next several years on key academic and financial metrics, and they determined that making a front-loaded, two-year award would underline the importance and critical nature of the performance goals, given the divestiture of DeVry University and the transformative nature of the corporate changes. If we normalized or annualized CEO pay ratio, in order to reflect a more normalized year-over-year ratio, this equity grant would be valued at approximately $4.7 million for fiscal year 2018 and as a result, then the ratio of our CEO’s fiscal year 2018 annual total compensation to the fiscal year 2018 annual total compensation of our median employee would be 280:1.

To help our shareholders understand the year-over-year CEO pay ratio, we expect to provide a similar supplemental CEO pay ratio in next year’s proxy statement to reflect the absence of an LTI award to our CEO in fiscal year 2019.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

66

EQUITY COMPENSATION PLAN INFORMATION	PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Adtalem currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 and the Fourth Amended and Restated incentive Plan of 2013. Adtalem’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2018, relating to these equity compensation plans under which Adtalem’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(2)
Equity compensation plans approved by security holders	3,033,091	$32.88	5,203,388
Equity compensation plans not approved by security holders	—	—	—
Total	3,033,091	$32.88	5,203,388
(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the shareholder-approved Amended and Restated Incentive Plan of 2005 (556,809 shares) and the Fourth Amended and Restated Incentive Plan of 2013 (2,476,282 shares).
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or SARs and other equity awards granted in the future under the Fourth Amended and Restated Incentive Plan of 2013. All of the shares remaining available for the grant of future awards of options, warrants and rights are available under the Fourth Amended and Restated Incentive Plan of 2013. No new awards may be granted under the 1994 Stock Incentive Plan, 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan or the Amended and Restated Incentive Plan of 2005.
67

PROXY STATEMENT	Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (PwC), as its independent registered public accounting firm for Adtalem and its subsidiaries for fiscal year 2019. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Adtalem and its subsidiaries be ratified. If the shareholders do not ratify the selection of PwC, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

The ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2019 will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2019.

Selection of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for Adtalem for fiscal year 2019.

AUDIT FEES

The Audit and Finance Committee appointed PwC as Adtalem’s independent registered public accounting firm for the fiscal year ended June 30, 2018. Adtalem’s shareholders ratified the engagement at the Annual Meeting of Shareholders on November 8, 2017. In addition to engaging PwC to audit the consolidated financial statements for Adtalem and its subsidiaries for the year and review the interim financial statements included in Adtalem’s Quarterly Reports on Form 10-Q filed with the SEC, the Audit and Finance Committee also engaged PwC to provide various other audit and audit related services — e.g., auditing of Adtalem’s compliance with student financial aid program regulations.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. Adtalem engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.

68

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm	PROXY STATEMENT

The aggregate amounts included in Adtalem’s financial statements for fiscal year 2018 and 2017 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees	$4,637,875	$3,685,800
Audit-Related Fees	$0	$0
Tax Fees	$1,115,000	$442,030
All Other Fees	$58,000	$3,000
Total	$5,810,875	$4,130,830

AUDIT FEES — Includes all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of Adtalem’s financial statements and the audit of internal control over financial reporting. In addition, this category includes fees for services in connection with Adtalem’s statutory and regulatory filings, consents and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Adtalem’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits and responding to requests from Adtalem’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Adtalem’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for online accounting research services, fees for access to disclosure checklist, fees to prepare a human resource benchmarking study, and fees for a Carrington College Federal Perkins Loan close-out audit.

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past year were approved by the Audit and Finance Committee prior to their undertaking.

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2017 and 2018, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because they should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

69

PROXY STATEMENT	Audit and Finance Committee Report

Audit and Finance Committee Report

To Our Shareholders:

The Audit and Finance Committee of Adtalem consists of four independent directors. The members of the Audit and Finance Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit and Finance Committee under SEC and NYSE rules. In fiscal year 2018, the Audit and Finance Committee held ten meetings. The Audit and Finance Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC’s implementing regulations and to the NYSE listing standards.

Management is responsible for Adtalem’s internal controls and the financial reporting process by which it prepares the financial statements. Adtalem’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of Adtalem and expressing an opinion on those statements. The principal duties of the Audit and Finance Committee include:

•	Monitoring Adtalem’s financial reporting processes, including its internal control systems;
•	Selecting Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders;
•	Evaluating the independent registered public accounting firm’s independence;
•	Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;
•	Overseeing the effectiveness of Adtalem’s internal audit function and overall risk management processes;
•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of Adtalem’s internal control systems; and
•	Reviewing and recommending to the Board Adtalem’s financing policies and actions related to investment, capital structure and financing strategies.

During fiscal year 2018, at each of its regularly scheduled meetings, the Audit and Finance Committee met with the senior members of the Adtalem’s financial management team. Additionally, the Audit and Finance Committee had separate private sessions, on a quarterly basis, with Adtalem’s independent registered public accounting firm, Adtalem’s Corporate Secretary and General Counsel, Adtalem’s Chief Financial Officer and Treasurer, and Adtalem’s Senior Director, Internal Audit.

The Audit and Finance Committee is updated periodically on management’s process to assess the adequacy of Adtalem’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of Adtalem’s internal control over financial reporting. The Audit and Finance Committee also discusses with Adtalem’s independent registered public accounting firm Adtalem’s internal control assessment process, management’s assessment with respect thereto and the evaluation by Adtalem’s independent registered public accounting firm of its system of internal control over financial reporting.

The Audit and Finance Committee annually evaluates the performance of Adtalem’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm. As a threshold matter, the Audit and Finance Committee satisfies itself that the most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Adtalem’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit and Finance Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of Adtalem’s global operations and industry. Based on this evaluation, the Audit and Finance Committee decided to reengage, and recommend ratification of, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2019. It reviewed with members of Adtalem’s senior management team and PwC the overall audit scope and plans, the

70

Audit and Finance Committee Report	PROXY STATEMENT

results of internal and external audit examinations, evaluations by management and PwC of Adtalem’s internal controls over financial reporting and the quality of Adtalem’s financial reporting. Although the Audit and Finance Committee has the sole authority to appoint Adtalem’s independent registered public accounting firm, the Audit and Finance Committee recommends that the Board ask the shareholders, at their annual meeting, to ratify the appointment of Adtalem’s independent registered public accounting firm. With respect to Adtalem’s audited financial statements for fiscal year 2018, the Audit and Finance Committee has:

•	Reviewed and discussed the audited financial statements with management;
•	Met with PwC, Adtalem’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB; and
•	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC their independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Adtalem’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2018 be included in Adtalem’s Annual Report on Form 10-K filed with the SEC.

In addition, the Audit and Finance Committee has re-appointed, subject to shareholder ratification, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2019.

This Audit and Finance Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adtalem specifically incorporates this Audit and Finance Committee Report by reference, and is not otherwise to be deemed filed under such Acts.

William W. Burke, Chair
Steven M. Altschuler, M.D.
Donna J. Hrinak
Michael W. Malafronte

71

PROXY STATEMENT	Proposal No. 3 — Say-on-Pay

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of our NEOs. The current frequency of the advisory vote on executive compensation is annually, with the vote for the current year being taken pursuant to this Proposal No. 3. The next such vote will occur at Adtalem’s 2019 Annual Meeting of Shareholders.

The Board encourages shareholders to carefully review the “Executive Compensation” section of this Proxy Statement beginning on page 26 and the “Compensation Discussion and Analysis” beginning on page 26 for a thorough discussion of our compensation program for NEOs. The overall goals of our compensation program are to serve the essential purposes of the organization, which are to empower students to achieve their educational and career goals, and to maximize the long-term return to our stakeholders. We designed our program to:

•	Align NEO compensation with academic, student outcome and financial objectives;
•	Attract, motivate and retain high-quality executives; and
•	Reward organizational and individual performance.

The key elements of our executive compensation program are:

•	Annual base salary;
•	Annual cash incentives (MIP); and
•	Long-term incentives.

Adtalem aims to provide total cash compensation to each NEO that is market-competitive, combining a stable base salary element with two at-risk elements (annual cash incentive awards and long-term incentive awards) available to be earned based upon individual and organizational performance. We believe this approach helps reinforce a culture of performance by recognizing individual potential and rewarding results. As part of our compensation philosophy, we believe we should pay our NEOs total compensation that is competitive with other alternatives available to them in the marketplace and that a significant portion of each NEO’s total compensation should be variable — with both upside potential and downside risk — depending upon the performance of Adtalem and of the individual. In addition, we believe we should maintain a clear, straightforward and transparent approach to our executive compensation program.

Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to Adtalem’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

72

Proposal No. 3 — Say-on-Pay	PROXY STATEMENT

Approval by Shareholders

The approval of the compensation of Adtalem’s NEOs will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. As this is an advisory vote, the result will not be binding on Adtalem, the Board or the Compensation Committee, although the Board and the Compensation Committee will carefully consider the outcome of the vote when evaluating our compensation program. Unless otherwise indicated on the proxy, the shares will be voted FOR the approval of the compensation of Adtalem’s NEOs.

Advisory Vote on Executive Compensation
The Board of Directors recommends a vote FOR Proposal No. 3, approval of the compensation of Adtalem’s named executive officers.

73

PROXY STATEMENT	Additional Information

ADDITIONAL INFORMATION

PROXY SOLICITATION

Officers and other employees of Adtalem may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Adtalem also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Adtalem will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Alliance Advisors, to help us distribute and solicit proxies. Adtalem will pay them $22,000 plus expenses for these services. Adtalem will pay the cost of all proxy solicitation.

2019 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Shareholder Proposals — 2019 Annual Meeting

Shareholder proposals intended to be presented at the 2019 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Adtalem no later than June 6, 2019, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Adtalem’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by Adtalem in the form of a written notice, directed to the attention of Adtalem’s Secretary, not later than August 8, 2019. The notice must contain the information required by the By-Laws.

Director Nominating Process and Factors Considered

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before the shareholders candidates who, with the incumbent directors, will constitute a board that has the characteristics necessary to provide effective oversight for the growing, complex, global educational operations of Adtalem and reflects the broad spectrum of students that Adtalem serves. The Nominating & Governance Committee seeks a diversity of thought, background, experience and other characteristics in its candidates. To this end, Adtalem’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Adtalem, its Board and its shareholders. When considering nominees, the Nominating & Governance Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least two of, the following characteristics or expertise:

•	Academic leadership;
•	Accounting and finance expertise;
•	Business judgment;
•	Management experience;
•	Industry knowledge;
•	Accreditation and other specialized knowledge of higher education;
•	Public policy experience, particularly in higher education;
•	Leadership;
•	Strategic vision; and
•	Regulatory experience.
74

Additional Information	PROXY STATEMENT

The Nominating & Governance Committee has implemented this policy by evaluating each prospective director nominee as well as each incumbent director on the criteria described above, and in the context of the composition of the full Board, to determine whether she or he should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

The Nominating & Governance Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. Under this process, all shareholder nominees must be submitted in writing to the Secretary of Adtalem Global Education Inc., 500 West Monroe Street, Chicago, IL 60661, not less than 90 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, a shareholder nomination must be submitted by August 8, 2019. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

•	the name and address, as they appear on Adtalem’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
•	the number of shares of Adtalem’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;
•	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
•	the name and residence address of the person or persons to be nominated;
•	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;
•	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and
•	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition to candidates submitted through this advance notice By-Law process for shareholder nominations, shareholders may also request that a director nominee be included in Adtalem’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s outstanding Common Stock continuously for at least three years to nominate the greater of (i) two or (ii) 20% of the Adtalem directors to be elected at an annual meeting of shareholders. Such requests must be received not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the bylaws (and not pursuant to Rule 14a-18 of the Exchange Act) must be received no earlier than June 9, 2019 and no later than July 9, 2019. However, if we hold our 2019 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’ Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

In addition to candidates submitted through these By-Law process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating & Governance Committee has retained the advisory services of Heidrick & Struggles. In connection with each vacancy, the Nominating & Governance Committee develops a specific set of ideal characteristics for the vacant director position. The Nominating & Governance Committee looks at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

75

PROXY STATEMENT	Voting Instructions and Information

Voting Instructions and Information

Voting Instructions

You may vote shares of Common Stock that you owned as of September 14, 2018, which is the record date for the Annual Meeting. You may vote the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL	IN PERSON
In the United States or Canada, you can vote your shares by calling 1-800-690-6903	You can vote your shares online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	Attend our Annual Meeting in Chicago, Illinois and cast your vote in person.

For telephone and internet voting, you will need the 12-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Monday, November 5, 2018.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 14, 2018, which is the record date for the Annual Meeting. On the record date, we had 59,367,959 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

•	Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or restricted stock unit awards issued to employees under our long-term incentive plans.
•	Indirectly through a broker, bank or other intermediary in “street name.”
•	Indirectly through the Adtalem Stock Fund of our Success Sharing Retirement Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Voting Information

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratification of appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2019).

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no the effect on the outcome.

76

Voting Instructions and Information	PROXY STATEMENT

If you are a registered shareholder, if you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for each proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in the same proportion as shares for which instructions have been received. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum but will otherwise have the effect of a “no” vote.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either in person or by proxy. For the 2018 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

ITEM	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
Ratification of appointment of independent registered public accounting firm	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
Advisory vote to approve compensation of named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
*	A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote” above, your broker may vote in its discretion only on Proposal No. 2, ratification of appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2019. Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.
**	Advisory/Non-binding. In accordance with Adtalem’s Restated Certificate of Incorporation, a majority of the shares represented at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Adtalem will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present in person or represented by proxy at the meeting and entitled to vote on the shareholder proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Adtalem’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.
77

PROXY STATEMENT	Voting Instructions and Information

Availability of Form 10-K

A copy of Adtalem’s 2018 Annual Report on Form 10-K (including the financial statements and financial statement schedules), as filed with the SEC, may be obtained without charge upon written request to the office of the Secretary of Adtalem at Adtalem Global Education Inc., 500 West Monroe Street, Chicago, IL 60661. A copy of Adtalem’s Form 10-K and other periodic filings also may be obtained on Adtalem’s investor relations website at investors.adtalem.com and from the SEC’s EDGAR database at www.sec.gov.

Other Business

The Board of Directors is aware of no other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Stephen W. Beard
Senior Vice President, General Counsel

78

Appendix A – SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Adtalem’s stakeholders; and
3.	Remain generally consistent with past practice.

Return on Invested Capital (“ROIC”), which is used as a performance threshold for PSUs granted in fiscal years 2016, 2017 and 2018 and is expressed as a percentage, is calculated as Adjusted Net Income divided by the average of the beginning and ending balances of the summation of Long-term Debt and Shareholders’ Equity.

RECONCILIATION OF FISCAL YEAR 2018 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2018, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC, and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net Income and Earnings per Share for the following special items:

•	Exclusion of restructuring charges related to real estate consolidations and workforce reductions at DeVry University, Carrington College, the medical and veterinary schools, Becker Professional Education and Adtalem’s home office to align its cost structure with operating changes;
•	Exclusion of income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017;
•	Exclusion of a net tax benefit for the loss on Adtalem’s investment in Carrington College;
•	Exclusion of deductibles on insurance policies resulting from Hurricanes Irma and Maria affecting operations at American University of the Caribbean School of Medicine and Ross University School of Medicine; and
•	Exclusion of separation costs incurred for the pending sale of DeVry University.

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands):

	$ in 000’s	$ per share
Net Income and Earnings per Share, as reported	$33,769	$0.54
Exclusions:
Restructuring charges (pretax)	$23,804	$0.38
Tax cuts and jobs act of 2017	$103,878	$1.67
Net tax benefit on Carrington College loss	$(48,903)	$(0.79)
Asset impairment charges (pretax)	$96,013	$1.54
Income tax impact of above exclusions	$(41,011)	$(0.66)
Hurricane deductibles (after tax)	$11,567	$0.19
DeVry University separation costs (after tax)	$11,154	$0.18
Adjusted Net Income and Earnings per Share	$190,271	$3.06
Long-term Debt and Shareholder’s Equity:
Fiscal year 2018, as reported	$1,819,286
Fiscal year 2017, as reported	$1,794,039
Average for determination of ROIC	$1,806,663
ROIC	10.5%

A-1

RECONCILIATION OF FISCAL YEAR 2017 ADJUSTED NET INCOME FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME

For fiscal year 2017, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in the determination of MIP payouts and long-term incentive plans, were adjusted from reported Net Income for the following special items:

•	Exclusion of a charge related to an asset fair value write-down of its Pomona, California campus;
•	Exclusion of restructuring charges related to real estate consolidations and reduction in force (“RIF”) at DeVry University, Carrington College, the administrative support operations of the medical and veterinary schools and Adtalem’s home office in order to align its cost structure with enrollments; and
•	Exclusion of charges arising from the settlement agreements with the Federal Trade Commission and the Office of the Attorney General of the State of New York.

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands):

Net Income, as reported	$122,283
Exclusions:
Loss from real estate held for sale (pretax)	$4,764
Restructuring charges (pretax)	$29,825
Regulatory settlements (pretax)	$56,252
Income tax impact of above exclusions	$(34,721)
Net Income, as adjusted for determination of ROIC and MIP Payout	$178,403
Long-term Debt and Shareholder’s Equity:
Fiscal year 2017, as reported	$1,794,039
Fiscal year 2016, as reported	$1,582,087
Average for determination of ROIC	$1,688,063
ROIC	10.6%

RECONCILIATION OF FISCAL YEAR 2016 ADJUSTED REVENUE AND NET INCOME FOR PERFORMANCE ASSESSMENTS TO REPORTED REVENUE AND NET INCOME

For fiscal year 2016, Adtalem’s calculation of Adjusted Revenue, which is a performance metric factoring in the determination of MIP payouts, and Adjusted Net Income, which is a performance metric factoring in the determination of MIP payouts and long-term incentive plans, were adjusted from reported Revenue and Net Income for the following special items:

•	Exclusion of gains from the disposition of DeVry University campus real estate;
•	Exclusion of restructuring charges related to workforce reductions and real estate consolidations to align Adtalem cost structure with enrollments at DeVry University, Carrington College, Chamberlain and Adtalem’s home office;
•	Exclusion of impairment charges related to Adtalem’s Carrington College reporting unit;
•	Exclusion of Adtalem’s former CEO and CFO transition costs; and
•	Exclusion of the results of Adtalem Brazil institution acquired in the second half of fiscal year 2016 (for MIP payout only)

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands):

Total Revenue, as reported	$1,843,537
Revenue from Adtalem Brazil institutions acquired in second half of fiscal year 2016	$(400)
Total Revenue, as adjusted for determination of MIP	$1,843,137
Net Income, as reported	$(3,166)
Exclusions:
Gain from disposition of real estate (pretax)	$(7,032)
Restructuring charges (pretax)	$74,225
Asset impairment charge (pretax)	$147,660
Former CEO and CFO transition costs (pretax)	$7,126
Income tax impact of above exclusions	$(59,141)
Net Income, as adjusted for determination of ROIC	$159,672
Net Loss from Adtalem Brazil institutions acquired in second half of fiscal year 2016	$37
Net Income, as adjusted for determination of MIP Payout	$159,709
Long-term Debt and Shareholder’s Equity, as reported	$1,582,087
ROIC	10.1%

A-2

ADTALEM GLOBAL EDUCATION INC.
500 WEST MONROE STREET, SUITE 2800
CHICAGO, IL 60661

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E51426-P12695

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADTALEM GLOBAL EDUCATION INC.

The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1.

Vote on Directors

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Lyle Logan
02) Michael W. Malafronte
03) Lisa W. Wardell
04) Ann Weaver Hart
05) James D. White
06) William W. Burke
07) Donna J. Hrinak
08) Steven M. Altschuler
09) Georgette Kiser

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
3. An advisory vote on the approval of the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E51427-P12695

PROXY **PROXY**

ADTALEM GLOBAL EDUCATION INC.
Annual Meeting of Shareholders
November 6, 2018, 9:00 AM

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Stephen W. Beard and Patrick J. Unzicker as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Adtalem Global Education Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, November 6, 2018, at 9:00 a.m. Central Standard Time at Adtalem Global Education's home office at 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661 and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted "FOR ALL" in Item 1 and "FOR" Items 2 and 3.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)